As filed with the Securities and Exchange Commission on June 8, 2016

Registration No. ______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

REAL GOODS SOLAR, INC.

(Exact name of registrant as specified in its charter)

Colorado	3620	26-1851813

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

833 West South Boulder Road

Louisville, Colorado 80027
(303) 222-8300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. McCloskey

General Counsel

Real Goods Solar, Inc.

833 West South Boulder Road

Louisville, Colorado 80027
(303) 222-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Rikard Lundberg, Esq.
Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202
(303) 223-1100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of Securities to be Registered (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Class A Common Stock, par value $0.0001 per share
Series H Warrants to Purchase Class A Common Stock
Common Stock, par value $0.0001 per share, issuable under the Series H Warrants
Total	$10,000,000	$1,007

(1)	This Registration Statement also relates to an indeterminate number of shares of the registrant’s Class A Common Stock that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the total proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

Subject to completion, dated June 8, 2016

PRELIMINARY PROSPECTUS

Units, Common Stock and Series H Warrants to Purchase Common Stock

(___ shares of Common Stock underlying the Series H Warrants)

We are offering an aggregate of up to $___ of units, or “Units,” each consisting of (i) one share of our Class A Common Stock, par value $0.0001 per share, or “Common Stock” and (ii) a Series H Warrant to purchase __% of one share of our Common Stock. An investor who, together with certain “attribution parties,” would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after the closing of this offering as a result of its purchase of Units will receive shares of Common Stock in an amount up to such 9.99% cap and the balance of the shares of Common Stock such investor would have received at closing but for the 9.99% cap will be issued and placed into escrow with our transfer agent pursuant to the terms of an escrow agreement to be delivered to such investor from time to time provided that at any time such investor together with certain “attribution parties” would not beneficially own, after any such delivery, more than 9.99% of the issued and outstanding shares of Common Stock. The Units will not be issued or certificated. The Common Stock and Series H Warrants are immediately separable and will be issued separately, but will be purchased together as a unit in this offering. This prospectus also covers up to ___shares of Common Stock issuable upon exercise of the Series H Warrants.

Our Common Stock is listed on The NASDAQ Capital Market under the symbol “RGSE.” On June 6, 2016, the last reported sale price of our Common Stock was $4.98 per share. There is no established public trading market for the Units or the Series H Warrants and we do not expect a market to develop. In addition, we do not intend to list the Units or any or the Series H Warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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Roth Capital Partners, LLC, which we refer to as the “placement agent,” has agreed to act as the exclusive placement agent in connection with this offering. The placement agent is not required to sell any specific number or dollar amount of Units, but will use its reasonable best efforts to sell the Units. The placement agent may engage one or more sub-agents or selected dealers in connection with this offering. There is no minimum purchase requirement for this offering. We have agreed to pay the placement agent the placement agent fee set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per Unit	Total
Public offering price	$	$
Placement agent fee(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We have also agreed to issue to the placement agent warrants to purchase up to an aggregate of 5.0% of the aggregate number of shares of Common Stock sold in this offering as part of the Units, and to reimburse the placement agent for certain of its expenses.

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering. We estimate the total expenses of this offering, including placement agent fees and expenses, will be approximately $____. Delivery of the Common Stock and the Series H Warrants is expected to be made on or before _____, 2016 subject to customary closing conditions. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. This offering will terminate on ____, 2016, unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date. In either event, the offering may be closed without further notice to you.

Roth Capital Partners, LLC

_____, 2016

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ABOUT THIS PROSPECTUS

Except where the context requires otherwise, in this prospectus the terms “Company,” “our company,” “Real Goods Solar,” “we,” “us,” and “our” refer to Real Goods Solar, Inc., a Colorado corporation, and where appropriate, its direct and indirect subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information or to make any representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. For further information, please see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus contains trademarks, tradenames, service marks, and service names of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

 This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “believe,” “plan,” “estimate,” “expect,” “future,” “intend,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, without limitation, the following: our ability to operate with our existing financial resources or raise funds to meet our financial obligations and implement our strategy; our history of operating losses; our ability to achieve profitability; our success in implementing our plans to increase future sales, installations and revenue and to decrease costs; the impact of our present indebtedness and projected future borrowings on our financial health and our ability to pay interest and principal on our indebtedness, including our convertible notes due April 1, 2019; restrictions imposed by our present indebtedness; our ability to satisfy the conditions under the convertible notes due April 1, 2019 permitting release of funds from the restricted collateral account and for payments to be made in shares of our Class A common stock; restrictions on certain transactions and potential premiums and penalties under the terms of our convertible notes due April 1, 2019, our Series G Warrants and registration rights agreements with the holders of our convertible notes due April 1, 2019 and our Series G Warrants; rules, regulations and policies pertaining to electricity pricing and technical interconnection of customer-owned electricity generation such as net energy metering; the continuation and level of government subsidies and incentives for solar energy; our failure to timely or accurately complete financing paperwork on behalf of customers; the adoption and general demand for solar energy; the impact of a drop in the price of conventional energy on demand for solar energy systems; existing and new regulations impacting solar installations including electric codes; delays or cancellations for system installations where revenue is recognized on a percentage-of-completion basis; seasonality of customer demand and adverse weather conditions inhibiting our ability to install solar energy systems; changing and updating technologies and the issues presented by these new technologies related to customer demand and our product offering; geographic concentration of revenue from the sale of solar energy systems in east coast states, Hawaii and California; loss of key personnel and ability to attract necessary personnel; loss or suspension of licenses required for installation of solar energy systems; adverse outcomes arising from litigation and legal disputes; our ability to continue to obtain services and components from suppliers, installers and other vendors; disruption of our supply chain from equipment manufacturers and potential shortages of components for solar energy systems; conditions affecting international trade having an adverse effect on the supply or pricing of components for solar energy systems; factors impacting the timely installation of solar energy systems; competition; costs associated with safety and construction risks; continued access to competitive third party financiers to finance customer solar installations; our ability to meet customer expectations; risks and liabilities associated with placing employees and technicians in our customers’ homes and businesses; product liability claims; warranty claims and failure by manufacturers to perform under their warranties to us; increases in interest rates and tightening credit markets; continued or future non-compliance with Nasdaq’s continued listing requirements; our inability to maintain effective disclosure controls and procedures and internal control over financial reporting; volatile market price of our Class A common stock; possibility of future dilutive issuances of securities and its impact on our ability to obtain additional financing; the low likelihood that we will pay any cash dividends on our Class A common stock for the foreseeable future; compliance with public reporting requirements; anti-takeover provisions in our organizational documents; the significant ownership and voting power of our Class A common stock held by Riverside Renewable Energy Investments, LLC (“Riverside”); and such other factors as discussed throughout Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2015 and Part I, Item 2, Management’s Discussion and Analysis of Financial Conditions and Results of Operations and Part II, Item 1A, Risk Factors included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

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Any forward-looking statement made by us in this prospectus and the documents incorporated by reference herein is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

[Remainder of page intentionally left blank.]

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PROSPECTUS SUMMARY

This prospectus summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the section entitled “Risk Factors.”

Overview of our Company

We are a residential and small commercial solar energy engineering, procurement and construction firm. We also perform most of our own sales and marketing activities to generate leads and secure projects. We offer turnkey services, including design, procurement, permitting, build-out, grid connection, financing referrals and warranty and customer satisfaction activities. Our solar energy systems use high-quality solar photovoltaic modules. We use proven technologies and techniques to help customers achieve meaningful savings by reducing their utility costs. In addition, we help customers lower their emissions output and reliance upon fossil fuel energy sources.

We, including our predecessors, have more than 35 years of experience in residential solar energy and trace our roots to 1978, when Real Goods Trading Corporation sold the first solar photovoltaic panels in the United States. We have designed and installed over 25,000 residential and commercial solar systems since our founding.

During 2014, we discontinued our entire former Commercial segment and sold the assets associated with our catalog segment (a portion of the Other segment). As a result of this major strategic shift, we now operate as three reportable segments: (1) Residential – the installation of solar energy systems for homeowners, including lease financing thereof, and for small businesses (small commercial) in the continental U.S.; (2) Sunetric – the installation of solar energy systems for both homeowners and business owners (commercial) in Hawaii; and (3) Other – catalog, for 2014, and corporate operations.

Our executive offices are located at 833 West South Boulder Road, Louisville, CO 80027-2452. Our telephone number is (303) 222-8300. Our website is www.rgsenergy.com. The information on our website is not intended to be a part of this prospectus, and you should not rely on any of the information provided there in making your decision to invest in our securities. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

Recent Development

On June 2, 2016, the Company executed a reverse stock split of all outstanding shares of the Company’s Common Stock at a ratio of one-for-twenty, whereby twenty shares of Common Stock were combined into one share of Common Stock. The reverse split was authorized by a vote of the Company’s shareholders on May 27, 2016. The Company did not decrease its authorized shares of capital stock in connection with the reverse stock split.  Share amounts set forth herein are presented to reflect the reverse split in all periods presented.

The Offering

Issuer	Real Goods Solar, Inc.

Units Offered	$___________ of Units, each consisting of (i) one share of our Common Stock and (ii) a Series H Warrant to purchase __% of one share of our Common Stock

Securities Purchase Agreement	Investors purchasing a minimum of $___ of Units in the offering will enter into a Securities Purchase Agreement with us whereas investors purchasing less than that will purchase securities solely under this prospectus.

Series H Warrant Terms	Each Unit contains a Series H Warrant to purchase __% of one share of Common Stock at an initial exercise price of $___ per share. The Series H Warrants will be exercisable beginning on the six-month anniversary after issuance and will expire three years following the initial exercisability date. The Series H Warrants will be issued in certificated form. See “Description of the Securities We are Offering – Description of Warrants – Series H Warrants.”

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Escrowed Shares of Common Stock	An investor who, together with certain “attribution parties,” would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after the closing of this offering as a result of its purchase of Units will receive shares of Common Stock in an amount up to such 9.99% cap and the balance of the shares of Common Stock such investor would have received at closing but for the 9.99% cap will be issued and placed into escrow with our transfer agent pursuant to the terms of an escrow agreement to be delivered to such investor from time to time provided that any such time such investor, together with certain “attribution parties,” would not beneficially own, after such delivery, more than 9.99% of the issued and outstanding Common Stock.

Absence of Market for the Units and the Series H Warrants	The Units and the Series H Warrants are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Units or any of the Series H Warrants on any securities exchange or market

Common Stock outstanding immediately before this offering	657,243

Common Stock outstanding immediately after this offering	___. An estimated ____ shares of Common Stock are issuable upon exercise of the Series H Warrants.

Use of Proceeds	General corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” below and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with the other information included in or incorporated by reference into this prospectus before deciding whether to invest in our securities

Market for our Common Stock and Symbol	The NASDAQ Capital Market, symbol “RGSE”

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The number of shares of our Common Stock to be outstanding immediately after this offering as shown above is based on 657,243 shares outstanding as of June 6, 2016, and exclude as of that date:

•	7,178 shares of our Common Stock issuable upon the exercise of options outstanding under our 2008 Long-Term Incentive Plan at a weighted average exercise price of $512.20 per share;

•	85,031 shares of our Common Stock available for future issuance under our 2008 Long-Term Incentive Plan;

•	62,209 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $409.00 per share;

•	756 shares of our Common Stock currently issuable to the sellers from the Company’s purchase of Sunetric in May, 2014; and

•	an indeterminate number of shares of our Common Stock issuable pursuant to the terms of our senior secured convertible notes due April 1, 2019 (by way of example, ___ shares of our Common Stock would be issuable upon conversion of the principal amount of and accrued interest on the notes as of June __, 2016 based on the initial conversion price of $___ per share).

Except as otherwise indicated, the number of shares of Common Stock presented in this prospectus excludes the shares of Common Stock issuable upon exercise of the Series H Warrants and the placement agent warrants. To the extent any shares are placed into escrow in connection with this offering, such shares are issued and outstanding.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully read and consider the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including, without limitation, the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the SEC. If any of the risks listed in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q or any of the following risks actually occur, our business, financial condition, and/or results of operations could suffer. In that case, the market price of our Common Stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also have a material adverse effect on our business.

Risks Related to this Offering

Management will have broad discretion as to the use of a portion of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering. Investors in this offering and our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

Investors in this offering will experience immediate and substantial dilution.

The public offering price of the Units offered pursuant to this prospectus is substantially higher than the net tangible book value per share of Common Stock included in the Units. Therefore, if you purchase Units in this offering, you will incur immediate and substantial dilution in the net tangible book value per share of Common Stock from the price per Unit that you pay for the securities. Based on the sale of $___ Units at a public offering price of $___ per Unit in this offering, you will suffer immediate dilution of approximately $(___) per share in the net tangible book value of the Common Stock. Moreover, as described under “Prospectus Summary — The Offering,” we have a substantial number of stock options, warrants to purchase Common Stock and convertible notes convertible into Common Stock outstanding. If the holders of outstanding options, warrants and convertible notes exercise or converts those options, warrants or convertible notes at prices below the public offering price, you will incur further dilution.

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The offering price determined for this offering is not an indication of our value.

The per-Unit offering price and the initial exercise price of the Series H Warrants may not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the offering price as an indication of the value of the Common Stock. After the date of this prospectus, the Common Stock may trade at prices above or below the offering price.

There is a limited public trading market for the Common Stock.

The Common Stock is currently traded on The NASDAQ Capital Market under the trading symbol “RGSE.” There is a limited public trading market for the Common Stock. Without an active trading market, there can be no assurance of any liquidity or resale value of the Common Stock, and shareholders may be required to hold shares of the Common Stock for an indefinite period of time.

Risk Related to the Units and the Series H Warrants

There is no public market for the Units and the Series H Warrants.

There is no established public trading market for the Units and the Series H Warrants offered by this prospectus and we do not expect a market to develop. In addition, we do not intend to apply to list the Units or the Series H Warrants on any national securities exchange or other nationally recognized trading system, including The NASDAQ Capital Market. Without an active market, the liquidity of the Units and the Series H Warrants will be limited.

As a holder of the Series H Warrants you have no voting rights.

You will have no voting rights as a holder of the Series H Warrants. Our Common Stock is currently the only class of our securities that carries full voting rights.

Investors will not be entitled to voting or economic rights of escrowed shares in this offering.

Investors who, together with certain “attribution parties,” would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after the closing of this offering as a result of its purchase of Units will receive shares of Common Stock in an amount up to such 9.99% cap and the balance of the shares of Common Stock such investors would have received at closing but for the 9.99% cap will be issued and placed into escrow with our transfer agent pursuant to the terms of an escrow agreement to be delivered to such investors from time to time provided that any such investors, together with certain “attribution parties”, would not beneficially own, after such delivery, more than 9.99% of the issued and outstanding shares of Common Stock. Investors will not be entitled to vote or benefit economically from the shares of Common Stock so long as they are held in escrow with the transfer agent.

If our Common Stock is delisted, your ability to transfer or sell the Series H Warrants may be limited and the market value of the Series H Warrants will likely be materially adversely affected.

We expect that the value of the Series H Warrants to some extent is tied to the perceived value of its exercise features. If our Common Stock is delisted from The NASDAQ Capital Market, your ability to transfer or sell the Series H Warrants may be limited and the market value of the Series H Warrants will likely be materially adversely affected.

We expect that the market value of the Series H Warrants will be significantly affected by changes in the market price of our Common Stock, which could change substantially at any time.

We expect that the market value of the Series H Warrants will depend on a variety of factors, including, without limitation, the market price of our Common Stock. Each of these factors may be volatile, and may or may not be within our control. For example, we expect the market value of the Series H Warrants will increase with increases in the market price of our Common Stock. As described in another risk factor, the market price of the Common Stock has been volatile in the past and could fluctuate widely in response to various factors.

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We may issue additional shares of our Common Stock or instruments convertible or exercisable into our Common Stock, including in connection with exercise of the Series H Warrants, and thereby materially and adversely affect the market price of our Common Stock, and, in turn, the market value of the Series H Warrants.

Subject to certain contractual limitations we are under, we may offer and sell additional shares of our Common Stock or other securities convertible into or exercisable for our Common Stock during the life of the Series H Warrants. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our Common Stock. If we issue additional shares of our Common Stock or instruments convertible or exercisable into our Common Stock, it may materially and adversely affect the price of our Common Stock and, in turn, the market value of the Series H Warrants. Furthermore, as described in a different risk factors, the conversion or exercise of some or all of our outstanding derivative securities, including the Series H Warrants, will dilute the ownership interests of existing shareholders, and any sales in the public market of shares of our Common Stock issuable upon any such conversion or exercise could adversely affect prevailing market prices of our Common Stock or the market value of the Series H Warrants.

Holders of the Series H Warrants will be entitled to only limited rights with respect to our Common Stock, and will be subject to all changes made with respect to our Common Stock to the extent holders receive shares of Common Stock pursuant to the terms of the Series H Warrants.

Holders of the Series H Warrants will be entitled to only limited rights with respect to our Common Stock until the time at which they become holders of our Common Stock pursuant to the terms of the Series H Warrants, but will be subject to all changes affecting our Common Stock before that time. For example, if an amendment is proposed to our articles of incorporation requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs before the date you are deemed to be a record holder of our Common Stock, you generally will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes affecting our Common Stock.

The exercise price of the Series H Warrants will not be adjusted for certain dilutive events.

The exercise prices of the Series H Warrants is not subject to adjustment upon a future issuances of securities, including, without limitation, capital stock, options and convertible securities. Such issuances, transactions or occurrences that may adversely affect the market price of our Common Stock or the market value of the Series H Warrants without resulting in an adjustment of the exercise prices of the Series H Warrants.

To the extent we issue shares of our Common Stock to satisfy all or a portion of our exercise obligations, exercise of the Series H Warrants will dilute the ownership interest of our existing shareholders, including holders who had previously converted their Series H Warrants.

Issuance of shares of Common Stock upon exercise of the Series H Warrants will dilute the ownership interest of our existing shareholders. Further, any sales in the public market of our Common Stock issuable upon such exercise could adversely affect prevailing market prices of our Common Stock. In addition, the existence of the Series H Warrants may encourage short selling by market participants because the exercise of the Series H Warrants could depress the price of our Common Stock.

You may receive less valuable consideration than expected because the value of our Common Stock may decline after you exercise the Series H Warrants issued in this offering but before we settle our obligation thereunder.

An exercising holder will be exposed to fluctuations in the value of our Common Stock during the period from the date such holder surrenders Series H Warrants for exercise until the date we settle our exercise obligation. Upon exercise of the Series H Warrants, we will be required to deliver the shares of our Common Stock, on the third business day following the relevant exercise date. Accordingly, if the price of our Common Stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the value on the exercise date.

USE OF PROCEEDS

The net proceeds from the sale of the Units in this offering are estimated to be approximately $___, excluding the proceeds, if any, from the exercise of the Series H Warrants, based on an assumed public aggregate offering price of $____ for the Units and after deducting placement agent fees and expenses and other estimated expenses of the offering.

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We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, to reduce our current accounts payable balances, pay down our existing revolving loan facility (which accrues interest at the greater of (i) the Wall Street Journal prime rate plus 3.0% and (ii) 7.0% and matures on March 31, 2017), for working capital purposes, to increase sales and operational capabilities and/or for any scheduled repayment of indebtedness, but not for the redemption or repurchase of any of our or our subsidiaries’ equity securities. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of the offering or the order of priority in which we may use such proceeds. Accordingly, we will retain broad discretion over the use of these proceeds.

STOCK PRICE HISTORY

The following table sets forth the high and low close prices for our Common Stock for the periods indicated:

	High	Low
Fiscal 2016:
April 1, 2016 through June 6, 2016	$14.20	$4.70
First Quarter	$15.40	$8.20
Fiscal 2015:
Fourth Quarter	$308.00	$84.00
Third Quarter	$424.00	$16.00
Second Quarter	$104.00	$446.00
First Quarter	$280.00	$100.00
Fiscal 2014:
Fourth Quarter	$608.00	$192.00
Third Quarter	$1,160.00	$560.00
Second Quarter	$1,640.00	$832.00
First Quarter	$2,092.00	$1,276.00

DILUTION

Dilution is the amount by which the purchase price paid by the purchasers for the securities offered in this offering will exceed the as-adjusted net tangible book value (deficit) per share of our Common Stock after the offering.

Net tangible book value (deficit) per share of our Common Stock as of a particular date represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of Common Stock outstanding as of such date. As of March 31, 2016, our net tangible book value (deficit) was approximately $(5.7) million, or $(9.14) per share of Common Stock. Purchasers of Units in this offering will experience substantial and immediate dilution in net tangible book value per share of our Common Stock for financial accounting purposes immediately following the closing. The calculations below are based on there being 628,161 shares of our Common Stock outstanding as of March 31, 2016.

The following table illustrates this dilution based solely on the number of shares of Common Stock issued as part of the Units at closing.

Assumed initial public offering price per share	$
Net tangible book value (deficit) per share as of March 31, 2016		$(9.14)
Increase in pro forma net tangible book value (deficit) per share attributable to new investors	$
Pro forma, as-adjusted, net tangible book value (deficit) per share after this offering	$
Dilution per share to investors in this offering	$

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The Units offered in this offering also include Series H Warrants, each of which is exercisable into a fraction of a share of Common Stock. In the tables below, we illustrate this dilution based on (i) the offering of an aggregate of $___ of Units at a public offering price of $___ per Unit, and (ii) the issuance of ____ shares of Common Stock upon exercise of Series H Warrants at an exercise price of $___ per share (even though the Series H Warrants are not exercisable until six months after issuance).

Assumed initial public offering price per share (assumed exercise of Series H Warrants as described above)	$
Net tangible book value (deficit) per share as of March 31, 2016		$(9.14)
Increase in pro forma net tangible book value (deficit) per share attributable to new investors	$
Pro forma, as-adjusted, net tangible book value (deficit) per share after this offering	$
Dilution per share to investors in this offering	$

If we raise additional capital in the future, we may in the future sell substantial additional amounts of Common Stock or securities convertible into or exercisable for Common Stock. We may also choose to raise additional capital due to market conditions or other strategic considerations even if we believe we have sufficient funds for our current or future operating plans. The issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC, which we refer to as the “placement agent,” has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement dated ___, 2016. The placement agent is not purchasing or selling any of the Units offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the Units. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of all of the Units offered hereby. Therefore, we may not sell the entire amount of the Units offered pursuant to this prospectus. The placement agent may engage one or more sub-agents or selected dealers in connection with this offering.

We will enter into a securities purchase agreement directly with investors who purchase not less than $1,000,000 of securities in this offering. A form of securities purchase agreement is attached hereto as Annex A, which provides such investor with certain representations and covenants from us that will not apply to investors in lesser amounts of our Units. Our obligation to issue and sell the Units to the investor parties to the securities purchase agreement is subject to the closing conditions set forth in the securities purchase agreement, including, among other things, the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties.

The securities purchase agreement prohibit us from entering into transactions constituting a “fundamental transaction” (as defined in the Series H Warrants) unless the successor entity assumes all of our obligations under Section 1(g) of the securities purchase agreement in a written agreement approved by the “required holders,” as defined in the securities purchase agreement. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

The securities purchase agreement also contains customary representations, warranties, covenants and closing conditions.

We will enter into an escrow agreement with our transfer agent, and those investors that, together with certain “attribution parties,” would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after the closing of this offering as a result of its purchase of Units will receive shares of Common Stock in an amount up to such 9.99% cap. The balance of the shares of Common Stock such investors would have received at closing, but for the 9.99% cap, will be issued and placed into escrow with our transfer agent pursuant to the terms of the escrow agreement, to be delivered to such investors from time to time provided that at any such time any such investor, together with certain “attribution parties,” would not beneficially own, after such delivery, more than 9.99% of the owed and outstanding shares of Common Stock.

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We currently anticipate that the sale of the Units will be completed on or before ___, 2016. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fee, will be approximately $___, which includes legal and printing costs, various other fees and reimbursement of the placements agent’s expenses.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 7.0% of the gross proceeds received at the closing from the sale of the Units.

The following table shows per Unit and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the Units offered pursuant to this prospectus assuming the purchase of all of the Units offered hereby:

Per Unit	$___

Total	$___ (assuming all Units are sold)

Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above. In addition, subject to FINRA Rule 5110(f)(2)(d)(i), we have agreed to reimburse the placement agent’s expenses in an amount equal to 2% of the gross proceeds from the sale of Units; and if this offering is not completed, to reimburse the placement agent for its actual out of pocket expenses up to a maximum of $75,0000 (with supporting invoices/receipts).

At the closing of the offering, for an aggregate purchase price of $100, the placement agent will receive placement agent warrants to purchase up to a number of shares of our Common Stock equal to 5.0% of the aggregate number of shares of Common Stock issued at the closing. The placement agent warrant will have substantially the same terms as the Series H Warrants, as described below, other than that it (i) will expire five years after the effective date of this offering, (ii) will have cashless exercise rights regardless of whether an effective registration statement registering, or a current prospectus being available for, the resale of the shares of Common Stock underlying the placement agent warrants and (iii) will have piggyback registration rights for the shares underlying the warrants. Additionally, pursuant to FINRA Rule 5110(g)(1), neither the placement agent warrants nor any shares of Common Stock issued upon exercise of the placement agent warrant may be sold, transferred, assigned, pledged, or hypothecated, or be subject to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization, (ii) to any FINRA member firm participating in the offering and the officers and partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period, (iii) if the aggregate amount of our securities held by the placement agent or related person does not exceed 1% of the securities being offered, (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund, or (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period. The placement agent warrant and the shares underlying the placement agent warrant issuable to the placement agent in the offering are not being registered under the registration statement of which this prospectus forms a part.

Our agreement with the placement agent provides that if we have not already paid to the placement agent the contemplated transaction fee in connection with a financing transaction, we are obligated to pay to the placement agent such transaction fee (cash and, if applicable, warrants) with respect to any financing transaction to the extent that the financing is provided to us by investors who the placement agent had introduced to us during the term of the agreement, if the financing is consummated within 3 months after the expiration or termination of the agreement.

In addition, we have agreed to give the placement agent a right of first refusal to act as our placement agent or underwriter in any public or private offering of our securities for a period of 6 months following termination of the placement agency agreement.

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Indemnification

We have agreed to indemnify the placement agent against liabilities under the Securities Act of 1933, as amended, or the “Securities Act.” We have also agreed to make contribution payments to the placement agent in respect of such liabilities in certain instances.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by an affiliate. Other than this prospectus in electronic format, the information on the placement agent’s websites and any information contained in any other website maintained by the placement agent or by an affiliates is not part of prospectus or the registration statement of which this prospectus is a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or securities purchase agreement, copies of which are and incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of any shares of Common Stock or the warrants sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” including Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M promulgated under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares offered hereby by any placement agent acting as a principal. Under these rules and regulations, the placement agent:

•	must not engage in any stabilization activity in connection with our securities; and

•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the placement agent may engage in passive market making transactions in our Common Stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M promulgated under the Exchange Act during a period before the commencement of offers or sales of the Units and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. If all independent bids are lowered below the passive market maker’s bid, however, that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the placement agent and its affiliates may in the future provide various investment banking, financial advisory and other services to us and our affiliates for which services they may receive customary fees, but we have no present arrangements to do so. Subject to Regulation M and other applicable statutes and regulations, in the course of its businesses, the placement agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities or loans.

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Listing

Our Common Stock is listed on The NASDAQ Capital Market under the symbol “RGSE.” There is no established trading market for the Units or the Series H Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Units or the Series H Warrants on any securities exchange or recognized trading system.

Participation Rights

We have granted investors in past securities offerings the right to participate and purchase securities in future securities offerings at a fixed percentage as follows:

·	Pursuant to the Securities Purchase Agreement, entered into on February 23, 2015 with several institutional and accredited investors, relating to an offering of units of our Common Stock and warrants to purchase Common Stock, the investors party to the Securities Purchase Agreement have, in the aggregate, a right to participate in any future offering for up to 40% of any future offering of securities, other than certain excluded securities, until June 30, 2017.
·	Pursuant to the Securities Purchase Agreement, entered into on June 26, 2015 with several institutional and accredited investors, relating to an offering of units of our Common Stock and Series F Warrants to purchase Common Stock, the investors party to the Securities Purchase Agreement have, in the aggregate, a right to participate in any future offering for up to 10% of any future offering of securities, other than certain excluded securities, until June 30, 2017.
·	Pursuant to the Securities Purchase Agreement, entered into on April 1, 2016 with several institutional and accredited investors, relating to an offering of units of senior secured convertible notes due April 1, 2019 and Series G warrants to purchase Common Stock, the investors party to the Securities Purchase Agreement have, in the aggregate, a right to participate in any future offering for up to 50% of any future offering of securities, other than certain excluded securities, until December 31, 2017.

If all of the holders of such rights of participation were to fully exercise such rights, no Units would be available for sale to new investors under this prospectus.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering an aggregate of up to $___ of Units, each consisting of (i) one share of our Common Stock and (ii) a Series H Warrant to purchase __% of one share of our Common Stock. An investor who, together with certain “attribution parties,” would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after the closing of this offering as a result of its purchase of Units will receive shares of Common Stock in an amount up to such 9.99% cap and the balance of the shares of Common Stock such investor would have received at closing, but for the 9.99% cap, will be issued and placed into escrow with our transfer agent pursuant to the terms of an escrow agreement to be delivered to such investor from time to time provided that at such time such investor, together with certain “attribution parties,” would not beneficially own, after such delivery, more than 9.99% of the issued and outstanding shares of Common Stock. The Units will not be issued or certificated. The Common Stock and Series H Warrants are immediately separable and will be issued separately, but will be purchased together as a unit in this offering. This prospectus also covers up to ___ shares of Common Stock issuable upon exercise of the Series H Warrants.

Description of Common Stock

Our authorized Common Stock consists of 150,000,000 shares of Common Stock. As of June 6, 2016, there were 657,243 shares of our Common Stock outstanding. Although we believe the following summary description of our Common Stock set forth below is accurate, our articles of incorporation and our bylaws cover all material provisions affecting the rights of holders of our Common Stock. This summary is not intended to be complete and is qualified by reference to the provisions of applicable law and to our articles of incorporation and bylaws.

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Voting Rights

Each holder of shares of Common Stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders. There are no cumulative voting rights. All holders of shares of Common Stock vote as a single group on all matters that are submitted to the shareholders for a vote. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors who stand for election. Our entire board of directors stands for election each year. A required number of shareholders having the minimum number of votes that would be necessary to authorize or take action at a meeting at which all of the shares entitled to vote thereon were present and voted may consent to an action in writing and without a meeting under certain circumstances.

Dividends and Liquidation

Subject to any preferential rights of any outstanding shares of preferred stock, if any, shares of Common Stock are entitled to receive dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of a liquidation, dissolution or winding up of our company, the shares of Common Stock are entitled to our assets remaining after the payment of all of our debts and other liabilities, including preferential payments made to holders of any outstanding shares of preferred stock. Holders of shares of Common Stock have no preemptive, subscription or redemption rights, and there are no redemption or sinking fund provisions applicable to the shares of Common Stock.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions, which are contained in our articles of incorporation or bylaws, could have the effect of delaying, deferring or preventing a change in control of our company.

Our articles of incorporation and bylaws provide that our board may consist of any number of directors, which may be fixed from time to time by our board. Newly created directorships resulting from any increase in our authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or special meeting of shareholders called for that purpose. Any vacancies on our board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled a majority of our board then in office, even if less than a quorum is remaining in office.

We believe that Riverside Renewable Energy Investments LLC (“Riverside”) holds approximately 13.7% of the total voting power of our outstanding capital stock. Further, pursuant to the terms of the Shareholders Agreement entered into in connection with the closing of the Alteris acquisition as of December 19, 2011, Riverside has the right to designate a certain number of individuals for appointment or nomination to our board of directors, tied to its ownership of our Common Stock. Consequently, Riverside is able to exert substantial influence over our company and matters requiring approval by our shareholders, including the election of directors, increasing our authorized capital stock, financing activities, a merger or sale of our assets and the number of shares available for issuance under our incentive plan. As a result of Riverside’s voting power, it would be difficult to achieve a change of control of our company without their consent.

Our bylaws require advance notice by a shareholder of any proposal to be brought before an annual meeting of shareholders by a shareholder, including any nomination for election of directors by any shareholder entitled to vote for the election of directors at the meeting. Our bylaws also provide that no shareholder proposal may be considered at a meeting of our shareholders unless the proposal relates to a matter on which a shareholder vote is required by our charter, bylaws or by applicable law.

Our board of directors has the power to issue preferred stock with designations, preferences, limitations and relative rights determined by the board of directors without any vote or action by shareholders. The issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire Real Goods Solar, or of discouraging a third party from attempting to acquire Real Goods Solar.

Subject to repeal or change by action of our shareholders, our board may amend, supplement or repeal our bylaws or adopt new bylaws.

Description of Series H Warrants

The following is a brief summary of certain terms and conditions of the Series H Warrants offered by this prospectus and is subject in all respects to the provisions contained in the Series H Warrant, a form of which is attached to this prospectus as Annex B. You should review a copy of the attached form of Series H Warrant for a complete description of the terms and conditions applicable to the warrant offered by this prospectus.

Form. The Series H Warrants will be issued as individual warrant agreements to the investors substantially in the form attached hereto as Annex B.

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Amount of Series H Warrant Shares. Each purchaser of Units will receive a Series H Warrant exercisable into a fraction of a share of Common Stock equal to __% of the total number of shares of Common Stock purchased as part of the Units (without regard to whether such shares are delivered to the purchaser or held in escrow pursuant to the 9.99% cap described elsewhere). The number of shares of Common Stock will be fixed at the closing of this offering.

Exercisability. The Series H Warrants will be exercisable at any time after their issuance up to the date that is five years after issuance. The Series H Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Series H Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a Series H Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

Registration of Series H Warrant Shares. The issuance of shares of Common Stock upon exercise of the Series H Warrants is registered on the registration statement of which this prospectus is a part. If a registration statement under the Securities Act covering the exercise of the Series H Warrants is not available in the future, then we expect that the Series H Warrants will be exercisable on a cashless basis.

Cashless Exercise. If the issuance of the shares of Common Stock issuable upon exercise of a Series H Warrant is not covered by a registration statement under the Securities Act, the holder may, in its sole discretion, elect to exercise a Series H Warrant through a cashless exercise, in which case the holder would receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Series H Warrant.

Limitations on Exercise and Issuance. A holder may not exercise a Series H Warrant and we may not issue shares of Common Stock under the Series H Warrants if, after giving effect to the exercise or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of our Common Stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

Exercise Price. The initial exercise price per share of Common Stock purchasable upon exercise of the Series H Warrants is $___. The exercise price of the Series H Warrants is subject to adjustments for stock splits or similar events.

Transferability. Subject to applicable laws, the Series H Warrants may be offered for sale, sold, transferred or assigned without our consent. However, there is no established public trading market for the Series H Warrants and we do not expect one to develop.

Purchase Rights. The holders of the Series H Warrants are entitled to acquire options, convertible securities or rights to purchase our securities or property granted, issued or sold pro rata to the holders of our Common Stock on an “as if exercised for Common Stock” basis.

Rights Upon Distribution. The holders of Series H Warrants are entitled to receive any dividend or other distribution of our assets (or rights to acquire our assets), at any time after the issuance of the Series H Warrants, on an “as if exercised for Common Stock” basis.

Fundamental Transactions. The Series H Warrants prohibit us from entering into transactions constituting a “fundamental transaction” (as defined in the Series H Warrants) unless the successor entity assumes all of our obligations under the Series H Warrants and the other transaction documents in a written agreement approved by the “required holders” of the Series H Warrants. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

Rights as a Shareholder. Except as otherwise provided in the Series H Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Series H Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Series H Warrant.

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Amendment and Waiver. The provisions of a Series H Warrant may be amended or waived and we may take action prohibited by the Series H Warrant, or omit to perform any act required by the Series H Warrant, only if we have obtained the written consent of the “required holders” (as defined in the Series H Warrants).

Market and Exchange Listing. The Series H Warrants are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Series H Warrants on any securities exchange or market.

EXPERTS

The financial statements of Real Goods Solar, Inc. and its subsidiaries, as of and for the year ended December 31, 2014, are incorporated herein by reference in reliance on the report dated March 31, 2015 of EKS&H LLLP, independent registered public accounting firm, as experts in accounting and auditing.

The consolidated financial statements of Real Goods Solar, Inc. and its subsidiaries, as of and for the year ended December 31, 2015, incorporated in this Prospectus by reference from the Real Goods Solar, Inc. Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference, and have been incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Common Stock issued and issuable upon exercise of the Series H Warrants will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and any information that we file with the SEC subsequent to this prospectus and prior to the termination of the offering referred to in this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act unless specifically incorporated by reference herein or therein):

Our Annual Report on Form 10-K for the year ended December 31, 2015, filed April 1, 2016 and Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2015, filed on April 25, 2016;

Our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, filed May 12, 2016;

Our Current Reports on Form 8-K (including amendments thereto) filed January 22, 2016, February 8, 2016, March 30, 2016, April 1, 2016 (other than information furnished pursuant to Item 2.02 of Form 8-K), April 6, 2016, April 7, 2016, April 15, 2016, May 16, 2016, May 27, 2016 and June 2, 2016.

We also incorporate by reference all documents we subsequently file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any documents that we subsequently file with the SEC will automatically update and supersede the information previously filed with the SEC and will be considered to be a part of this prospectus from the date those documents are filed. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

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This prospectus is part of a registration statement on Form S-1 that we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the Common Stock offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the Common Stock offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference into this prospectus but not delivered with it. You may obtain a copy of these filings, at no cost, by writing or calling us at Real Goods Solar, Inc., 833 West South Boulder Road, Louisville, Colorado 80027, (303) 222-8300. Exhibits to the filings will not be provided, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of a registration statement on Form S-1 that we have filed with the SEC, omits certain of the information set forth in the registration statement. Accordingly, you should refer to the registration statement and its exhibits for further information with respect to us and our Common Stock and the Series H Warrants. Copies of the registration statement and its exhibits are on file at the offices of the SEC. This prospectus contains statements concerning documents filed as exhibits. For the complete text of any of these documents, we refer you to the copy of the document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.

 You may obtain information about the operation of the Public Reference Room by calling the SEC at 1(800) SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.rgsenergy.com with information about our company. You may access copies of the documents incorporated by reference into this prospectus. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

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Annex A

FORM OF SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of ____, 2016, by and among Real Goods Solar, Inc., a Colorado corporation, with headquarters located at 833 West South Boulder Road, Louisville, CO 80027 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

RECITALS

The Company and the Buyers desire to enter into this transaction to purchase the Common Shares (as defined below) and the Warrants (as defined below) pursuant to the Registration Statement (as defined below) which has been declared effective in accordance with the Securities Act of 1933, as amended (the "1933 Act"), by the United States Securities and Exchange Commission (the "SEC").

The Warrant Shares (as defined below) shall be issued pursuant to the Registration Statement or another registration statement, or, if the Registration Statement or such other registration statement is not available at the time of issuance of such Warrant Shares shall be issued solely pursuant to the cashless exercise provisions of the applicable Warrant as securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act.

Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement (i) that aggregate number of shares of the Company's Class A common stock, par value $0.0001 per share (the "Common Stock") set forth opposite such Buyer's name in column (3) of the Schedule of Buyers attached hereto (which aggregate amount for all Purchasers (as defined herein) shall be ____) (the "Common Shares"), (ii) that aggregate number of shares of Common Stock set forth opposite such Buyer's name in column (4) of the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be ____) (the "Capacity Shares"), which shall be issued in escrow to the Company's transfer agent (the Company's transfer agent as of the date hereof and any subsequent transfer agent of the Company, the "Transfer Agent") in accordance with that certain escrow agreement by and between the Company and the Transfer Agent in substantially the form attached hereto as Exhibit A (the "Securities Escrow Agreement") and which shall be issued and delivered from time to time to the Buyers pursuant to the terms and conditions set forth in this Agreement and (iii) Series H warrants, in substantially the form attached hereto as Exhibit A (the "Warrants"), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer's name in column (5) of the Schedule of Buyers (as exercised, collectively, the "Warrant Shares").

The Common Shares, the Capacity Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.   PURCHASE AND SALE OF COMMON Shares AND WARRANTS; AND CAPACITY SHARES OBLIGATION.

(a)   Incorporation of Recitals. The "recitals" set forth above shall be incorporated into, and deemed a part of this Agreement.

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(b)   Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the Closing Date (as defined below), (i) the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company (A) the number of Common Shares in an aggregate amount as is set forth opposite such Buyer's name in column (3) of the Schedule of Buyers and (B) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (5) of the Schedule of Buyers, and (ii) the Company shall issue to the Transfer Agent the aggregate number of Capacity Shares as is set forth opposite all Buyers names in column (4) of the Schedule of Buyers, which Capacity Shares are to be issued and delivered to the Buyers after the Closing (as defined below) from time-to-time in accordance with the terms and conditions set forth in this Agreement. On the Closing Date, the Company shall issue in escrow in the name of the Transfer Agent at least the sum of ___ shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) issuable as Capacity Shares hereunder (collectively, the "Maximum Additional Shares"), in accordance with the Securities Escrow Agreement. The transactions described in the foregoing sentences are collectively described as the "Closing". Notwithstanding anything herein to the contrary, the Buyers acknowledge and agree that certain retail investors (the "Retail Investors" and, together with the Buyers, the "Purchasers") will be participating in the transactions contemplated hereunder on the same terms and conditions as set forth hereunder but such participation may be obtained verbally through sub-agents retained by the Agent (as defined in Section 3(kk)) rather than through the execution of this Agreement and settlement of such accounts may occur directly with the participating brokers. The Company hereby acknowledges and agrees that the Closing contemplated by this Agreement shall occur upon the satisfaction of the closing conditions set forth in Section 6 and 7, regardless of whether or not the Retail Investors participate in such transactions.

(c)   Purchase Price. The aggregate purchase price for the Common Shares, the Capacity Shares and the Warrants to be purchased by each such Buyer (the "Purchase Price") shall be the amount set forth opposite each Buyer's name in column (6) of the Schedule of Buyers, any amounts withheld pursuant to Section 4(f)), which shall be equal to $___1 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) per Common Share and related Capacity Shares and Warrants to be purchased by each Buyer.

(d)   Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and each Buyer, but in no event later than ____, 20162) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of ___, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below.

(e)   Form of Payment. On the Closing Date each Buyer shall pay its Purchase Price (including for any Capacity Shares to be issued to such Buyer after the Closing) to the Company by wire transfer of immediately available funds to an escrow account established by the Company and the Agent with ___3 (or such other bank mutually agreed to by the Company and the Agent), as escrow agent, in accordance with the Company's written wire instructions (the "Escrow Account"), which funds shall be subject to the terms and conditions of such escrow and (ii) the Company shall deliver (A) to each Buyer (x) the Common Shares (allocated in the amounts as such Buyer shall request) which such Buyer is then purchasing hereunder and (y) the Warrants (allocated in the amounts as such Buyer shall request) such Buyer is purchasing, and (B) to the Transfer Agent the Capacity Shares, in each case duly executed on behalf of the Company and registered in the name of such Buyer or the Transfer Agent, as applicable, or their respective designee.

(f)   Escrow. Notwithstanding anything herein to the contrary or in the agreement governing the Escrow Account, if the Closing does not occur on or prior to ___, 20164, the Company shall, at the written request of a Buyer, promptly cause such Buyer's Purchase Price to be returned to such Buyer pursuant to wire instructions provided in writing by such Buyer to the Company.

(g)   Capacity Shares.

[Intentionally omitted.]

1 Insert 90% of the lower of (i) the arithmetic average of the Weighted Average Price of the Common Stock during the five (5) consecutive Trading Days immediately preceding the execution of definitive documents and (ii) the Closing Sale Price of the Common Stock immediately preceding the execution of definitive documents.

2 Insert the third (3rd) Trading Day following the date hereof.

3 Insert name of escrow agent.

4 Insert the third (3rd) Trading Day following the date hereof.

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Obligation to Deliver Capacity Shares. Subject to the limitations set forth in Section 1(h), any Buyer may at any time or times on or after the Closing Date, deliver a written notice to the Company and the Transfer Agent in the form attached hereto as Exhibit C (a "Capacity Notice") of such Buyer's election to receive all or any portion of the Capacity Shares set forth opposite such Buyer's name in column (4) of the Schedule of Buyers attached hereto. Execution and delivery of a Capacity Notice with respect to less than all of the Capacity Shares set forth opposite such Buyer's name in column (4) of the Schedule of Buyers attached hereto shall have the effect of lowering the number of Capacity Shares still available to such Buyer under this Agreement, if any, by the number of Capacity Shares set forth on such Capacity Notice. On or before the first (1st) Trading Day (as defined in the Warrants) following the date on which the Company has received a Capacity Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Capacity Notice to such Buyer and the Transfer Agent. On or before the third (3rd) Trading Day following the date on which the Company has received a Capacity Notice (a "Capacity Shares Delivery Date"), the Company shall cause the Transfer Agent to issue, deliver and transfer from the Transfer Agent's Securities Escrow Account and credit to such Buyer's or its designee's balance account with The Depository Trust Company ("DTC") through its Deposit / Withdrawal At Custodian system, such aggregate number of Capacity Shares to which such Buyer is entitled pursuant to such Capacity Notice. Upon delivery of a Capacity Notice, such Buyer shall be deemed for all corporate purposes to have become the holder of record of the Capacity Shares with respect to which the Capacity Notice has been delivered, irrespective of the date such Capacity Shares are credited to such Buyer's or its designee's DTC account.

[Intentionally omitted.]

Mechanics of Delivery.

General. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the delivery of Capacity Shares and transfer of such shares to each Buyer's or its designee's balance account with DTC, if any. The Company's obligations to cause the Transfer Agent to issue, deliver and transfer Capacity Shares to the Buyers in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by such Buyer to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination. Notwithstanding anything to the contrary contained herein, in no event will any Capacity Shares be delivered with any restrictive legends or any restrictions or limitations on resale by the Buyers. If the Company and/or the Transfer Agent requires any legal opinions with respect to the delivery of any Capacity Shares without restrictive legends or the removal of any such restrictive legends, the Company agrees to cause at its expense its legal counsel to issue any such legal opinions. The Company hereby acknowledges and agrees that the holding period of any Capacity Shares delivered hereunder for purposes of Rule 144 shall be deemed to have commenced on the Closing Date. For purposes of this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

Company's Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to credit such Buyer's or its designee's balance account with DTC for such number of shares of Common Stock to which such Buyer is entitled under Section 1(g), then, in addition to all other remedies available to such Buyer, the Company shall pay in cash to such Buyer on each day after such Capacity Shares Delivery Date, as applicable, that the delivery of such shares of Common Stock is not timely effected or that the Company shall fail to credit such Buyer's or its designee's balance account with DTC for the number of shares of Common Stock to which such Buyer is entitled pursuant to the Company's obligation pursuant to clause (ii) below, and if on or after such Trading Day such Buyer (or any Person in respect of, or on behalf, of such Buyer) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer all or any portion of shares of Common Stock such Buyer anticipated receiving from the Company under this Section 1(g) (a "Buy-In"), then, in addition to all other remedies available to such Buyer, the Company shall, within three (3) Trading Days after such Buyer's request and in such Buyer's discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to credit such Buyer's or its designee's balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to credit such Buyer's or its designee's balance account with DTC and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the date of the delivery to the Company of the applicable Capacity Notice and ending on the later of the applicable Capacity Shares Delivery Date and the date of such delivery and payment under this Section 1(g)(iv)(2). Nothing shall limit any Buyer's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely electronically deliver shares of Common Stock as required pursuant to the terms hereof.

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Charges, Taxes and Expenses.  Issuance of the Capacity Shares to the Transfer Agent and subsequent delivery thereof to the Buyers shall be made without charge to the Buyers for any issue or transfer tax or other incidental expense in respect of such issuance and transfer, all of which taxes (other than the Buyers' income taxes) and expenses shall be paid by the Company, and such Capacity Shares shall be delivered in the name of the respective Buyer or in such name or names as may be directed by the respective Buyer.

Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of such Buyer's rights with respect to the Capacity Shares.

Certain Adjustments.

Status of Capacity Shares. The Company acknowledges that the Capacity Shares issued on or prior to the Closing Date to the Transfer Agent shall be treated as shares of Common Stock that are issued and outstanding as of such date, including, for purposes of subdivision and/or combinations of shares of Common Stock, which will cause the number of Capacity Shares to be proportionately increased or decreased, as applicable.

Purchase Rights. If the Company shall grant, issue or sell any Options (as defined in Section 4(n)(i)(6)), Convertible Securities (as defined in Section 4(n)(i)(3)) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights") at any time after the date hereof and prior to the date of delivery of all Capacity Shares which the Company is obligated to deliver under this Agreement, then, in each case, each Buyer shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights, with respect to each undelivered Capacity Share, to the same extent that such Buyer would have participated therein with respect to each such Capacity Share if such Buyer had held such undelivered Capacity Shares (without taking into account any limitations or restrictions on the delivery of Capacity Shares, including without limitation, the Maximum Percentage (as defined in Section 1(h))) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that such Buyer's right to participate in any such Purchase Right would result in such Buyer and the other Attribution Parties exceeding the Maximum Percentage, then such Buyer shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of such Buyer until such time or times as its right thereto would not result in such Buyer and the other Attribution Parties exceeding the Maximum Percentage, at which time or times such Buyer shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation). As used herein, (I) "Attribution Parties" means, collectively, the following Persons and entities: (w) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by such Buyer's investment manager or any of its Affiliates or principals, (x) any direct or indirect Affiliates of such Buyer or any of the foregoing, (y) any Person acting or who could be deemed to be acting as a Group together with such Buyer or any of the foregoing and (z) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with such Buyer's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act, (II) "Affiliate" has the meaning set forth in Rule 405 under the 1933 Act, and (III) "Group" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder. For clarity, the purpose of the foregoing is to subject collectively such Buyer and all other Attribution Parties to the Maximum Percentage.

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Other Events. If any event occurs of the type contemplated by the provisions of this Section 1(g)(v) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the number of Capacity Shares, as mutually determined by the Company's Board of Directors and the Required Holders (as defined in Section 9(e)), so as to protect the rights of the Buyers; provided that no such adjustment pursuant to this Section 1(g)(v) will decrease the number of Capacity Shares as otherwise determined pursuant to this Section 1(g)(v).

Pro Rata Distributions. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the date hereof and prior to the date of delivery of all Capacity Shares which the Company is obligated to deliver under this Agreement then, in each such case, each Buyer shall be entitled to participate in such Distribution, with respect to each undelivered Capacity Share, to the same extent that such Buyer would have participated therein with respect to each such Capacity Share if such Buyer had held such undelivered Capacity Shares (without taking into account any limitations or restrictions on the delivery of Capacity Shares, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that such Buyer's right to participate in any such Distribution would result in such Buyer exceeding the Maximum Percentage, then such Buyer shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of such Buyer until such time, if ever, as its right thereto would not result in such Buyer exceeding the Maximum Percentage).

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Fundamental Transaction. If, at any time after the date hereof and until the date any Capacity Shares may be delivered hereunder, a Fundamental Transaction (as defined in the Warrants) occurs or is consummated, the Company shall cause any Successor Entity (as defined in the Warrants) to assume in writing all of the obligations of the Company under this Section 1(g) in accordance with the provisions of this Section 1(g)(v)(5) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders, such approval not to be unreasonably withheld or delayed, prior to such Fundamental Transaction, such that for each Capacity Share otherwise deliverable under Section 1(g) not delivered prior to the date of the occurrence or consummation of such Fundamental Transaction, such Buyer shall be entitled to receive a corresponding number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock being for the purpose of protecting the economic value of the Capacity Shares immediately prior to the occurrence or consummation of such Fundamental Transaction) (provided, however, to the extent that such Buyer's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Buyer and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Buyer shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Buyer until such time or times, as its right thereto would not result in such Buyer and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Buyer shall be delivered such shares to the extent as if there had been no such limitation), and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of shares of Common Stock immediately prior to such Fundamental Transaction.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then such Buyer shall be given the same choice as to the Alternate Consideration it receives upon the delivery of Capacity Shares following such Fundamental Transaction. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term "Company" under this Agreement (so that from and after the date of such Fundamental Transaction, and the provisions of this Agreement referring to the "Company" shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Agreement with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Agreement. The Company shall provide each Buyer with written notice, including a summary of material terms, of any Fundamental Transaction described in the preceding sentence no less than fifteen (15) days prior to the occurrence or consummation such Fundamental Transaction, provided that if the Company does not have Knowledge of such Fundamental Transaction or material terms thereof at least fifteen (15) days prior to the occurrence or consummation of such Fundamental Transaction, the Company shall provide written notice, including a summary of material terms, within two (2) Trading Days of having such Knowledge.

Calculations. All calculations under this Section 1(g) shall be made to the nearest cent or the nearest 1/100th of a share. For purposes of this Section 1(g), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any, but including, without limitation, the Maximum Additional Shares) issued and outstanding.

Notice to Buyers.

(A) Adjustment to Number of Capacity Shares. Whenever there is an adjustment pursuant to any provision of Section 1(g)(v), the Company shall promptly notify each Buyer by providing a notice setting forth the adjustment to the number of Capacity Shares and setting forth a brief statement of the facts requiring such adjustment.

(B)   Notice of Certain Events. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any Fundamental Transaction whereby the Common Stock are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, in each case until the date any Capacity Shares may be delivered hereunder, then, in each case, the Company shall notify each Buyer at its last address, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such Fundamental Transaction is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such Fundamental Transaction; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K (each, an "Additional 8-K Filing"). From and after the filing of an Additional 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in such Additional 8-K Filing.

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Dispute Resolution.  In the case of a dispute as to the determination of the number of Capacity Shares deliverable hereunder and/or the amount of cash payable hereunder, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of event giving rise to such dispute, as the case may be, to the Buyers.  If a Buyer and the Company are unable to agree upon such determination or calculation of the number of shares of Common Stock deliverable within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Buyers, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the number of Capacity Shares and/or the amount of cash to an independent, reputable investment bank selected by the Required Holders and approved by the Company, such approval not to be unreasonably withheld or delayed or (b) the disputed arithmetic calculation of the number of Capacity Shares and/or the amount of cash to the Company's independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the applicable Buyer(s) of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(h)   Blocker. Notwithstanding anything to the contrary contained herein, the Company shall not deliver Capacity Shares, and no Buyer shall have the right to receive Capacity Shares, and any such delivery shall be null and void and treated as if never made, to the extent that after giving effect to such delivery, such Buyer (together with the other Attribution Parties) would beneficially own in excess of 9.99% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such delivery. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Buyer and the other Attribution Parties shall include the number of shares of Common Stock held by such Buyer and all other Attribution Parties plus the number of Capacity Shares delivered to such Buyer pursuant to Section 1(g) hereof with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of the Warrants beneficially owned by such Buyer or any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Buyer or any of the other Attribution Parties (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). For purposes of determining the number of outstanding shares of Common Stock, the Buyers may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Annual Report on Form 10-K, Quarterly Report Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives a Capacity Notice from such Buyer at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall promptly notify the Buyers in writing of the number of shares of Common Stock then outstanding. For any reason at any time, upon the written or oral request of a Buyer, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Buyer the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, held by each Buyer and the other Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the delivery of Capacity Shares to such Buyer results in such Buyer and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so delivered by which such Buyer's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and such Buyer shall not have the power to vote or to transfer the Excess Shares. By written notice to the Company, each Buyer may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Buyer and the other Attribution Parties and not to any of the other Buyers that is not an Attribution Party of such Buyer. For purposes of clarity, the Capacity Shares deliverable pursuant to the terms hereof in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Buyer for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(h) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(h) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor of such Buyer.

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2.   BUYER'S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a)   Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of such Buyer. This Agreement has been duly executed by such Buyer, and when delivered by such Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(b)   No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(c)   No Agent Information. Such Buyer acknowledges and agrees that neither the Agent nor any Affiliate of the Agent has provided such Buyer with any information or advice with respect to the Securities nor is such information or advice necessary or desired. In connection with the issuance of the Securities to such Buyer, neither the Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Buyer.

Buyer Status. Such Buyer is an "accredited investor," as defined in Rule 501(a) promulgated under the 1933 Act, and is a "qualified purchaser" under Section 18 of the 1933 Act.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

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(d)   Registration Statement.

(i)            The Company has prepared and filed in conformity with the requirements of the 1933 Act and the published rules and regulations thereunder (the "Rules and Regulations") adopted by the SEC a registration statement on Form S-1 (No. 333-___), which became effective on ___, 2016, for the offer and sale of the Common Shares, the Capacity Shares, the Warrants and the Warrant Shares, and such amendments thereof as may have been required to the date of this Agreement. The term "Registration Statement" as used in this Agreement means such registration statement, including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations and deemed to be part thereof at the time of effectiveness pursuant to Rules 430A and 430B of the Rules and Regulations. The term "Preliminary Prospectus" means any preliminary prospectus used or filed with the SEC pursuant to Rule 424 of the Rules and Regulations. The term "Prospectus" means the Preliminary Prospectus and any amendments or further supplements to such prospectus filed with the SEC, and including, without limitation, the final prospectus (the “Final Prospectus”), filed pursuant to and within the limits described in Rule 424(b) with the SEC in connection with the proposed sale of the Securities contemplated by this Agreement through the date of such Final Prospectus. Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus (as hereinafter defined) and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including pursuant to Item 12 of Form S-3 under the 1933 Act, which were filed under the 1934 Act, on or before the date hereof or are so filed hereafter. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the 1934 Act after the date of the Registration Statement, any such Preliminary Prospectus, Statutory Prospectus or Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company was at the time of the filing of the Registration Statement eligible to use Form S-1. As of the date of this Agreement, the Company is eligible to use Form S-1 under the 1933 Act. The Company filed with the SEC the Registration Statement on such Form S-1 for registration under the 1933 Act of the offering and sale of the Securities, and the Company has prepared and used a Preliminary Prospectus in connection with the offer and sale of the Securities. When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective and as of the date of the most recent amendment to the Registration Statement, it (i) complied or will comply, in all material respects, with the requirements of the 1933 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the SEC thereunder and (ii) did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus or Prospectus was first filed with the SEC (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Rules) and when any amendment thereof or supplement thereto was first filed with the SEC, such Preliminary Prospectus or Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the 1933 Act and the Rules and Regulations and did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the forgoing, the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus or Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein.

(e)   Prospectus. As of the Applicable Time (as defined below) and as of the Closing Date, neither (x) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below), all considered together (collectively, the "General Disclosure Package"), nor (y) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein. As used in this subsection and elsewhere in this Agreement:

(i)            "Applicable Time" means 5:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Buyers.

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(ii)           "Statutory Prospectus" as of any time means the Preliminary Prospectus included in the Registration Statement immediately prior to that time.

(iii)          "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the 1933 Act, relating to the Securities in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the 1933 Act.

(iv)         "General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is identified on Schedule I to this Agreement.

(v)           "Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

Organization. Each of the Company and its "Subsidiaries" (which, for the purposes of this Agreement means any entity or joint venture which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have requisite power and authorization to own or lease their properties and conduct their business as now being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company's significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC) include (i) those listed in Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the "Annual Report"),. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Subsidiaries set forth on Schedule 3(c) under the heading "Significant Subsidiaries" are referred to herein as the "Significant Subsidiaries." The Subsidiaries which are not Significant Subsidiaries are not significant subsidiaries as defined in Rule 1-02 of Regulation S-X. The Company and each of the Subsidiaries are duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the conduct of their business makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, (ii) the transactions contemplated hereby or in the other Transaction Documents, or (iii) the authority or the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents or to consummate any transactions contemplated by this Agreement or the other Transaction Documents. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement and the Annual Report; and, except as set forth in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Warrants, the Securities Escrow Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities, in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Warrants, the reservation for issuance and the issuance of the Common Shares and the Capacity Shares in accordance with the terms and conditions of this Agreement and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company's Board of Directors, and, after complying with NASDAQ Rule 5250(e)(2, no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

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Issuance of Securities. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein in accordance with the terms of the Transaction Documents will be free from all taxes, liens and charges with respect to the issue thereof, validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Securities or the issue and sale thereof. As of the Closing, a number of shares of Common Stock shall have initially been duly authorized and reserved for issuance which equals the maximum number of shares of Common Stock issuable upon exercise of the Warrants then outstanding (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) (such number of shares, the "Required Reserve Amount"). As of the date hereof, there are ___ shares of Common Stock authorized and unissued. Neither the offering nor sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. The Common Shares, the Capacity Shares and, upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Except as set forth in the Registration Statement and the Prospectus, there are no securities or instruments issued by the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(f)   Equity Capitalization. The Company has or will have, as the case may be, an authorized, issued and outstanding capitalization as is set forth in the Registration Statement and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and the grant or issuance of options or shares under existing equity compensation plans or stock purchase plans described in the Registration Statement or the Prospectus), and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus. Except as disclosed on Schedule 3(f) hereto, in the Registration Statement or the Prospectus (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined below) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its Subsidiary's' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished or made available to the Buyers true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for shares of Common Stock and the material rights of the holders thereof in respect thereto. All of the Securities conform to the description thereof contained in the Registration Statement and the Prospectus. The form of certificates for the Common Shares and the Warrant Shares, as applicable, will conform to the corporate law of the jurisdiction of the Company's incorporation.

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(g)   Disclosure.

(i)           The SEC has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company's Knowledge threatened by the SEC. "Knowledge" in this Agreement shall refer to what any named executive officer of the Company actually knows or reasonably should know. The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform to the requirements of the 1933 Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus (but not the exhibits or schedules thereto), at the time filed with the SEC conformed in all material respects, or will conform in all respects, to the requirements of the 1934 Act, or the 1933 Act, as applicable, and the Rules and Regulations. The Registration Statement and any amendments and supplements thereto do not contain, and on the Closing Date, will not contain any untrue statement of a material fact and do not omit, and on the Closing Date will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and on the Closing Date will not contain, any untrue statement of a material fact; and do not omit, and on the Closing Date will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein.

(ii)          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Buyers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, not misleading, the Company has notified or will notify promptly the Buyers so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented.

(iii)          The Company confirms that neither it nor any other Person acting at its direction has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, which immediately after the Press Release (as defined in Section 4(h)), has not otherwise been publically disclosed. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

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(h)   Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and other materials, if any, permitted under the 1933 Act. The Company will file with the SEC all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the 1933 Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the 1933 Act to avoid a requirement to file with the SEC any electronic road show.

(i)   Ineligible Issuer Status. At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an "ineligible issuer" (as defined in Rule 405 under the 1933 Act, without taking into account any determination by the SEC pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Securities as contemplated by the Registration Statement.

Financial Statements. The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position of the Company and the consolidated Subsidiaries and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such consolidated financial statements and related schedules have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods involved ("GAAP"), except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein, at the indicated dates and for the indicated periods, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures, if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required. No other information provided by or at the direction of the Company to the Buyers which is not included in the SEC Documents (as defined below) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(j)   Accountants. Hein & Associates LLP, who have certified certain of the financial statements filed with the SEC as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, has represented to the Company that it is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the 1933 Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(k)   Weaknesses or Changes in Internal Accounting Controls. Neither the Company nor any of the Subsidiaries has during the twelve (12) months prior to the date hereof (i) received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries (ii) become aware of any material weakness in its internal control over financial reporting or change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

(l)   Sarbanes-Oxley. The Company is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder, or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are effective as of the date hereof.

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(m)   Absence of Litigation. Except as set forth on Schedule 3(n), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the Company's Knowledge, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries, or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, which is required to be disclosed by the Company in its periodic 1934 Act filings. The matters set forth in the Registration Statement, the General Disclosure Package and the Prospectus, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect.

Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except for liens for the benefit of Solar Solutions and Distribution LLC and the holders of our senior secured convertible notes due April 1, 2019 as disclosed in the Registration Statement and the Prospectus and other Permitted Liens, which, in the case of such other Permitted Liens, do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(n)   Taxes. Except as otherwise described in Schedule 3(p), the Company and each of its Subsidiaries (i) has made or filed all U.S. federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as otherwise described in Schedule 3(p), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(o)   Absence of Certain Changes. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries and there has not been any material transaction entered into by the Company or the Subsidiaries (including, without limitation, (i) declaration or payment of any dividends, (ii) sale of any assets, individually or in the aggregate, in excess of $500,000 or (iii) any capital expenditures, individually or in the aggregate, in excess of $250,000, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's consolidated financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual Knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Agreement, (x)"Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined below), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted, (y) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above, and (z) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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(p)   No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and any of its Subsidiaries parties to any of the Transaction Documents and the consummation by the Company and any of its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the Capacity Shares and the Warrants and reservation for issuance and issuance of the Common Shares, the Capacity Shares and the Warrant Shares) will not (i) result in a violation of its Articles of Incorporation or Bylaws, any memorandum or articles of association, articles of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) after complying with NASDAQ Rule 5250(e)(2), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including other foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Capital Market (the "Principal Market") and including all applicable laws of the State of Colorado and any foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(q)   Contracts. There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the 1933 Act or the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except (i) contracts, documents or other agreements listed in the exhibits to the Registration Statement that have expired or been terminated, (ii) as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matter of public policy, and (iii) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principle). Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or their respective properties or businesses may be bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case in which the default or event, individually or in the aggregate, would have a Material Adverse Effect.

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(r)   Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the SEC, the Financial Industry Regulatory Authority, Inc. (the "FINRA") or such additional steps as may be required under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

Conduct of Business. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Articles of Incorporation or Bylaws or their organizational charter or memorandum of association or articles of incorporation or articles of association or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)   Intellectual Property. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted. Each of the patents owned by the Company or any of its Subsidiaries is listed in the Registration Statement and the Prospectus. Except as set forth in the Registration Statement and the Prospectus, none of the Company's Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. The Company does not have any Knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the Knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property Rights of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein in all material respects. None of the technology employed by the Company and material to the Company's business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's Knowledge, any of its officers, directors or employees or, to the Company's Knowledge, otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property Rights of any other person or entity. The Company knows of no material infringement by others of Intellectual Property Rights owned by or licensed to the Company.

(t)   Manipulation of Prices. The Company has not, and to its Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Agent or other agents with respect to prior offerings which have been disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Agent or other agents with respect to prior offerings, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

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(u)   Investment Company Act. Neither the Company nor any Subsidiary is, and upon consummation of the sale of the Securities, and for so long any Buyer holds any Securities, will be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(v)   Internal Accounting Controls.

(i)            The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

(ii)            The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(w)   Industry and Market Data. The statistical, industry-related and market-related data, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are derived.

(x)   Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company's Knowledge, threatened.

(y)   Office of Foreign Assets Control. Neither the Company nor, to the Company's Knowledge, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(z)   Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers, in each case, as may be necessary to continue its business at a cost that, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect.

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(aa)   Employee Benefits. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bb)   Employee Relations.

(i)           Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that its relations with its employees are good. No current executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No current executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters, except where such violation would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii)          The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(cc)  Transactions with Affiliates. Except as otherwise described in Schedule 3(ff), to the Company's Knowledge, there are no affiliations or associations between any member of the FINRA and any of the Company's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement. There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or, to the Knowledge of the Company, any other person required to be described in the Prospectus which have not been described in the Registration Statement or the Prospectus, as required.

(dd)  Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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(ee)  Listing; 1934 Act Registration. The Common Stock is listed for trading on the Principal Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the quotation of the Common Stock on the Principal Market, and except as disclosed in Schedule 3(hh), the Company has not received any notification that the SEC or the Principal Market is contemplating terminating such registration or quotation. Without limiting the generality of the foregoing, except as disclosed in Schedule 3(hh), the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no Knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two (2) years prior to the date hereof, the Common Stock has been designated for quotation on the Principal Market. During the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(ff)   Contributions; Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(gg) No Integrated Offering. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the Rules and Regulations or the interpretations thereof by the SEC. None of the Company, its Subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of shareholders of the Company for purposes of any applicable shareholder approval provisions, including, without limitation, NASDAQ Rule 5635. None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

(hh) Brokerage Fees; Commissions. Except as set forth in any of the Transaction Documents, the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Buyers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged Roth Capital Partners, LLC as placement agent (the "Agent") in connection with the sale of the Securities. Other than the Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(ii)   Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof which have not been previously obtained or made. All consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

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(jj)   Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the Knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(kk)  Dilutive Effect. The Company acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants and to deliver the Capacity shares in accordance with Section 1(g) is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company, subject to the terms of the Warrants and the other Transaction Documents.

(ll)   Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to exempt the Company's issuance of the Securities and any Buyer's ownership of the Securities from the provisions of any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of Securities and each Buyer's ownership of the Securities. Except as set forth in the Registration Statement and the Prospectus, the Company does not have any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(mm)   Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(nn) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(oo) Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(pp) Acknowledgement Regarding Buyers' Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or "derivative" transactions, before or after the closing of this or future transactions, may negatively impact the market price of the Company's publicly-traded securities; (iii) that any Buyer, and counter parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock; and (iv) that such Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the period that the value of the Warrant Shares deliverable with respect to Warrants are being determined and/or the Capacity Shares deliverable with respect to this Agreement are being determined and (b) such hedging and/or trading activities (if any) could reduce the value of the existing shareholders' equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.

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(qq) U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company shall so certify upon any Buyer's request.

(rr)   Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(ss)   Bank Holding Company. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(tt)   SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system other than annual reports to security holders filed with the SEC as "ARS" filings, which "ARS" filings conformed in form and substance to the reports filed by the Company with the SEC. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

[Intentionally omitted.]

Securities Escrow Agreement. The Company and the Transfer Agent has executed and delivered to the Company the Securities Escrow Agreement.

(uu) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

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(vv) Stock Option Plans. Except as disclosed in the Registration Statement or the Prospectus, each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company's stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ww)    Indebtedness and Other Contracts.

Neither the Company nor any of its Subsidiaries, except as disclosed in the Registration Statement and the Prospectus or which is otherwise Permitted Indebtedness (as defined below), (i) has any outstanding Indebtedness, individually or in the aggregate, in excess of $100,000, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. The Registration Statement and the Prospectus provide a detailed description of the material terms of any such outstanding Indebtedness.

As used in this subsection and elsewhere in this Agreement:

"Liens" means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

"Permitted Indebtedness" means (i) trade payables incurred in the ordinary course of business consistent with past practice, (ii) Permitted Senior Indebtedness, (iii) Indebtedness secured by Permitted Liens described in clauses (iv) and (vi) of the definition of Permitted Liens, (iv) any synthetic lease obligations, or other obligations which are required to be treated as Indebtedness under GAAP, but are otherwise operating lease obligations and (v) letters of credit or bonds entered into in the Company's ordinary course of business in an amount not to exceed $100,000 in the aggregate.

"Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments, (ix) Liens securing Permitted Senior Indebtedness as in effect on the date hereof.

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"Permitted Senior Indebtedness" means Indebtedness incurred pursuant to (i) that certain Amended and Restated Loan Agreement dated as of March 30, 2016 by and among the Company, RGS Financing, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. – Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Solar Solutions and Distribution, LLC, as such Indebtedness may be refinanced, amended or extended, and (ii) the Company’s senior secured convertible notes due April 1, 2019, as such Indebtedness may be refinanced, amended or extended.

(xx)   No Additional Agreements. Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(yy) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

3.   COVENANTS.

(a)   Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)   Maintenance of Registration Statement.

(i)           For so long as any of the Warrants remain outstanding or any Capacity Shares may be issued to the Buyers, the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement for the issuance thereunder of the Registrable Securities (as defined below); provided that, if at any time while any Warrants are outstanding, the Company shall be ineligible to utilize Form S-3 (or any successor form) for the purpose of issuance of the Registrable Securities (as defined below) the Company shall use its reasonable best efforts to promptly amend or supplement the Registration Statement or, if necessary, file a new registration statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement or such other registration statement for this purpose. For the purpose of this Agreement, "Registrable Securities" means at least the sum of (i) the number of shares of Common Stock issuable as Capacity Shares and upon exercise of the Warrants then outstanding (without taking into account any limitations on the number of Capacity Shares or limitations on exercise of the Warrants set forth herein or in the Warrants, including, without limitation, the Maximum Percentage) and (ii) any shares of capital stock of the Company issued or issuable with respect to the Common Shares, the Capacity Shares, the Warrants and/or the Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange, shareholder approval or similar event or adjustment or otherwise, without regard to any limitations on issuance, conversion or exercise thereof.

(ii)           To the extent the Registration Statement does not, at any time, cover a sufficient number of shares of Common Stock issuable (x) as Capacity Shares and upon exercise in full of the Warrants then outstanding without any regard to any limitation or restriction on the number of Capacity Shares or limitations on exercise of Warrants set forth therein, including, without limitation, the Maximum Percentage or (y) pursuant to Section 1(g) hereof without any regard to any limitation or restriction on the issuance of Capacity Shares set forth herein, including, without limitation, the Maximum Percentage, the Company shall promptly amend or supplement the Registration Statement or, if necessary, file a new registration statement in order to register such number of Warrant Shares not covered by the Registration Statement.

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If, on any day after the Closing Date, issuances of all of the Registrable Securities cannot be made upon exercise of the Warrants pursuant to the Registration Statement (including, without limitation, because of a failure to keep the Registration Statement effective, failure to file or cause to become effective any supplements or amendments thereto or other public filings necessary, failure to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, a suspension or delisting of the Common Stock on its principal trading market or exchange, failure to register or list a sufficient number of shares of Common Stock) (a "Maintenance Failure") then, as partial relief for the damages to any holder of Securities (an "Investor") by reason of any such delay in or reduction of its ability to receive Registrable Securities upon exercise of the Warrants (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Investor an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price of such Investor's Securities on each of the following dates: (i) the initial day of a Maintenance Failure; and (ii) on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days) after the initial day after a Maintenance Failure until such Maintenance Failure is cured. The Company shall also pay the reasonable fees of legal counsel of such Investor to enforce the provisions hereof. The payments to which an Investor shall be entitled pursuant to this Section 4(b) are referred to herein as "Registration Delay Payments." Registration Delay Payments shall be paid on the initial day of a Maintenance Failure, as applicable, and thereafter on the earlier of (I) the thirtieth (30th) day after the event or failure giving rise to the Registration Delay Payments has occurred and (II) the third (3rd) Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.

(c)   Final Prospectus and Blue Sky. In the manner required by law, the Company shall have delivered to the Buyers, and as soon as practicable after the Closing, the Company shall file, the Final Prospectus with respect to the Securities as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, including, without limitation, to reduce current accounts payable balances, to reduce the outstanding balance of the Indebtedness described in clause (i) of the definition of “Permitted Senior Indebtedness,” for working capital purposes and/or for any scheduled repayment of any outstanding Permitted Senior Indebtedness, but not for the redemption or repurchase of any of its or its Subsidiaries' equity securities.

(d)   Listing. The Company shall promptly secure the listing of all of the Common Shares, Capacity Shares and Warrant Shares upon each securities exchange and automated quotation system, if any, upon which the Common Stock is then listed, including the Principal Market (subject to official notice of issuance) and shall use its reasonable best efforts to maintain, in accordance with the Transaction Documents, the listing of all Common Shares, Capacity Shares and Warrant Shares, from time to time deliverable or issuable, as applicable, under the terms of the Transaction Documents. The Company shall maintain the authorization for quotation of the Common Stock, on the Principal Market, or if such authorization is not able to be maintained, on another Eligible Market (as defined in the Warrants). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(e)   Fees. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent.

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(f)   Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by any Investor in connection with a bona fide margin agreement or other bona fide loan or financing arrangement that is secured by the Securities. Such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees, subject to applicable securities laws, to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(g)   Disclosure of Transactions and Other Material Information. The Company shall (i) on or before 9:00 a.m., New York City time, on ___, 2016, issue a press release reasonably acceptable to the Buyers describing the terms of the transactions contemplated by the Transaction Documents (the "Press Release") and (ii) on or before 12:00 p.m., New York City time, on ___, 2016 file a Current Report on Form 8-K reasonably acceptable to the Buyers describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Warrants and the form of the Securities Escrow Agreement) as exhibits to such filing (including all attachments), the "8-K Filing"). As of immediately following the issuance of the Press Release, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, that is not disclosed in the Press Release or in prior filings with the SEC. In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and any of the Buyers or any of their Affiliates, on the other hand, shall terminate. The Company understands and confirms that each of the Buyers will rely on the foregoing in effecting transactions in securities of the Company. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, Affiliates and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the issuance of the Press Release without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, it may provide the Company with written notice thereof in which case the Company shall, within two (2) Trading Days (as defined in the Warrants) of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, Affiliates and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, Affiliates or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, Affiliates or agents for any such disclosure. To the extent the Company or any of its or their respective officers, directors, employees, Affiliates or agents delivers any material, non-public information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated by the Transaction Documents; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Press Release and 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law, regulation or any Eligible Market on which the Company's securities are then listed or quoted (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or Affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than in connection with the Registration Statement unless such disclosure is required by law, regulation or any Eligible Market on which the Company's securities are then listed or quoted.

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(h)   Additional Warrants; Variable Securities. So long as any Buyer beneficially owns any Securities, the Company will not issue any Warrants other than to the Buyers as contemplated hereby. Until ___, the Company shall not, without the prior written consent of the Required Holders, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. Notwithstanding the foregoing, the Company may issue shares of Common Stock upon conversion of Options and Convertible Securities which are outstanding on the day immediately preceding the date hereof; provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof without the prior written consent of the Required Holders; provided, further, that the Company shall be permitted to effect an Option repricing with respect to employee options under its existing Long-Term Incentive Plan as in effect on the date hereof.

(i)    Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

(j)    Reservation of Shares. So long as any Buyer owns any Warrants, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock issuable upon exercise of the Warrants then outstanding (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants, including, without limitation, the Maximum Percentage) (the "Required Reserve Amount"). So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for issuance the Required Reserve Amount. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, then, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under Section 3(e), in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount. Upon any increase in the number of authorized or unreserved shares of Common Stock of the Company following the date hereof, the Company shall use such increased number of authorized shares to satisfy its obligations to keep the Required Reserve Amount of shares reserved for the Securities before reserving or using shares for any other purpose. The initial number of shares of Common Stock reserved for exercise of the Warrants and each increase in the number of shares so reserved shall be allocated pro rata among the Purchasers, based on the number of shares of Common Stock issuable upon exercise of the Warrants (without regard to any limitations in exercise, including, without limitation, the Maximum Percentage) issued to each Purchaser on the Closing Date (the "Authorized Share Allocation"). In the event that a Purchaser shall sell or otherwise transfer any of its Warrants, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the holders of the remaining Warrants, pro rata based on the shares of Common Stock issuable upon exercise of the Warrants then held by such holders (without regard to any limitations on the exercise of the Warrants).

(k)   Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

Securities Escrow Agreement. The Company shall not amend or waive any provision of the Securities Escrow Agreement and shall enforce the provisions of the Securities Escrow Agreement in accordance with its terms. If the Transfer Agent breaches any provision of the Securities Escrow Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of the Securities Escrow Agreement in accordance with the terms thereof.  In addition, if the Company receives any notice from the Transfer Agent pursuant to the Securities Escrow Agreement, the Company shall promptly, but in no event later than two (2) Business Days, deliver a copy of such notice to each Buyer.

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(l)    Additional Issuances of Securities.

(i)            For purposes of this Section 4(n), the following definitions shall apply.

"Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant for services provided to the Company.

"Common Stock Equivalents" means, collectively, Options and Convertible Securities.

"Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

"Excluded Securities" means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, provided, however, that no more than an aggregate of 150,000 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof) shares of Common Stock are issued or issuable to consultants hereunder as Excluded Securities, (ii) upon exercise of any Warrants and the warrants issued to the Agent by the Company as compensation for the transactions contemplated hereby (the "Agent Warrants"); provided, that the terms of such Warrants and Agent Warrants are not amended, modified or changed on or after the date hereof without the prior written consent of the Required Holders, (iii) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof; provided, further, that the Company shall be permitted to amend, modify or change the terms of such Options or Convertible Securities so long any such amendment, modification or change does not, individually or in the aggregate, result in an issuance or potential issuance of a number of additional shares of Common Stock that would cause the Maximum Additional Share Limit to be exceeded; (iv) to vendors or consultants for services rendered to the Company; provided, however, that no more than an aggregate of 100,000 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof) shares of Common Stock are issued or issuable to vendors or consultants hereunder as Excluded Securities; (v) to Solar Solution and Distribution, LLC under the Amended and Restated Loan Agreement dated as of March 30, 2016 by and among the Company, RGS Financing, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. – Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Solar Solutions and Distribution, LLC; provided, however, that no more than an aggregate of 100,000 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof) shares of Common Stock are issued or issuable to the senior lender under such indebtedness hereunder as Excluded Securities; (vi) as Capacity Shares to the Buyers pursuant to the terms of this Agreement or to the Retail Investors (as defined in Section 1(b)) on the Closing Date pursuant to the terms of the Prospectus; and (vii) to holders of the Company’s Series A, Series B and Series C warrants issued in the Company’s February 2015 offering in exchange for such warrants on substantially the same terms as the exchange consummated by the Company on June 30, 2015.

(1)   "Maximum Additional Share Limit" means a number of shares of Common Stock not in excess of an aggregate of ___ additional shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof) which additional shares are issued or issuable, individually or in the aggregate, solely as a result of an amendment, modification or change to the terms of Options or Convertible Securities outstanding on the date hereof.

(2)   "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

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(A)          The Company shall not from the date hereof until the sixtieth (60th) day following the date hereof, (the "Trigger Date") (x) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement") or be party to any solicitations, negotiations or discussions with regard to foregoing or (y) grant any registration rights to any Person that can be exercised prior to such date other than registration rights included in agreements disclosed in the SEC Documents provided that the terms of such agreements are not amended, modified or changed on or after the date hereof without the prior written consent of the Required Holders.

(B)          In addition to the foregoing, until ___, the Company shall not directly or indirectly, issue any of its or its Subsidiaries' securities in respect of, including, without limitation, as an amendment to or in exchange for, any existing Indebtedness or existing securities, including, without limitation, any warrants, Options or Convertible Securities, of the Company without obtaining the prior written consent of the Required Holders. Notwithstanding the foregoing, the Company may issue shares of Common Stock upon conversion of Options and Convertible Securities which are outstanding on the day immediately preceding the date hereof; provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof without the prior written consent of the Required Holders; provided, further, that the Company shall be permitted to amend, modify or change the terms of such Options or Convertible Securities so long any such amendment, modification or change does not, individually or in the aggregate, result in an issuance of or potential issuance of a number of additional shares of Common Stock that would cause the Maximum Additional Share Limit to be exceeded; provided, further, that the Company shall be permitted to effect an Option repricing with respect to employee options under its existing Long-Term Incentive Plan as in effect on the date hereof.

(ii)           [Intentionally omitted.]

(iii)         The restrictions contained in subsection (ii) of this Section 4(n) shall not apply in connection with the issuance of any Excluded Securities.

(iv)         [Intentionally omitted.]

(m)   Warrant Share Characteristics. If Warrant Shares are issued upon exercise of the Warrants in a Cashless Exercise (as defined in the Warrants), the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares shall take on the registered characteristics of the Warrants with respect to which such Warrant Shares are being issued, and the holding period of such Warrants may be tacked on to the holding period of the Warrant Shares.  The Company agrees not to take any position contrary to this Section 4(o) for purposes of Section 3(a)(9) or Rule 144 of the 1933 Act.

(n)   Reporting Status. Until the date on which the Buyers shall have sold all of the Common Shares, Capacity Shares and Warrant Shares and none of the Warrants are outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, provided, that for the purposes of this Agreement, a report shall not be considered untimely solely because it is filed after such report's due date, so long as it is filed within the time periods set forth in Rule 12b-25 of the 1934 Act ("Rule 12b-25"). Further, until such date, the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all commercially reasonable actions necessary to maintain its eligibility to issue Securities to the Buyers on Form S-3.

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 (o)   Public Information. At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price of such Investor's Securities on the day of a Public Information Failure and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144. The payments to which a holder shall be entitled pursuant to this Section 4(q) are referred to herein as "Public Information Failure Payments." Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Notwithstanding the foregoing, no payment shall be required if the Company fails to satisfy the current public information requirement set forth in Rule 144(c) during the grace period provided by Rule 12b-25, so long as the Company makes the applicable filing within the time periods set forth in Rule 12b-25.

(p)   Closing Documents. On or prior to twenty-five (25) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and ___ a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.

4.   REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)   Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)   Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent, in a form acceptable to the Buyers (the "Irrevocable Transfer Agent Instructions") to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Warrant Shares issued pursuant to the terms of the Transaction Documents in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to the Transfer Agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that each Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

5.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue, sell and deliver the Common Shares and the related Capacity Shares and Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a)   Such Buyer shall have executed this Agreement and each other Transaction Document to be executed by such Buyer, and delivered the same to the Company.

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(b)   Such Buyer shall have delivered its Purchase Price to the Company for the Common Shares and the related Capacity Shares and Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to an escrow account established by the Company and the Placement Agent with ___5 (or such other bank mutually agreed to by the Company and the Agent), as escrow agent, in accordance with the Company's written wire instructions, which funds shall be subject to the terms and conditions of such escrow.

(c)   The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(d)   No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.   CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Common Shares and the related Capacity Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)   The Company shall have duly executed and delivered to such Buyer, each of the following to which it is a party: (i) each of the Transaction Documents, (ii) the Common Shares (allocated in such amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement and (iii) the Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(b)   Such Buyer shall have received the opinions of Brownstein Hyatt Farber Schreck, LLP, the Company's outside counsel, dated as of the Closing Date, in a form acceptable to such Buyer.

(c)   The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in a form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction or a bring down of such good standing from Corporation Service Company, as of a date within ten (10) days before the Closing Date.

The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business or a bring down of such good standing from Corporation Service Company, as of a date within ten (10) days of the Closing Date.

5 Insert name of escrow agent.

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(d)   The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation of the Company and each of its Significant Subsidiaries as certified by the Secretary of State (or comparable office) of the jurisdiction of formation of the Company and each of its Significant Subsidiaries within ten (10) days of the Closing Date.

(e)   The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(d) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation of the Company and each of its Significant Subsidiaries and (iii) the Bylaws of the Company and each of its Significant Subsidiaries, each as in effect at the Closing, in the form attached hereto as Exhibit D.

(f)   The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit E.

(g)  The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days before the Closing Date.

(h)  The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market, nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market, other than as disclosed in the Registration Statement and the Final Prospectus.

(i)   The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities and the transactions contemplated by the Transaction Documents and all payments thereunder.

(j)   The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus and the Final Prospectus as required thereunder.

(k)   No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(l)    The Securities Escrow Agreement shall have been executed and delivered to such Buyer by the Company and the Transfer Agent.

(m)  The Company shall have issued the Maximum Additional Shares in escrow in the name of the Transfer Agent in accordance with the terms of the Securities Escrow Agreement.

(n)   The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

47

7.   TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Section 4(f) above.

8.   MISCELLANEOUS.

(a)   Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)   Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)   Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)   Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

48

(e)   Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders who were issued on the Closing Date 55% of the Common Shares and shall include the Lead Investor (the "Required Holders"). Any amendment or waiver effected in accordance with, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on each Buyer and holders of Securities of the Company as applicable. No such amendment shall be effective to the extent that it applies to less than all of the Buyers of Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, the holders of Common Shares and holders of the Warrants. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)   Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail address for such communications shall be:

If to the Company:

Real Goods Solar, Inc.
833 West South Boulder Road,
Louisville, CO 80027
Telephone:	(303) 222-8541
Facsimile:	1-877-835-4834
E-mail:	Dennis.Lacey@rgsenergy.com
Attention:	Dennis Lacey

with a copy (for informational purposes only) to:

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, CO 80202
Telephone:	(303) 223-1100
Facsimile:	(303) 223-1111
E-mail:	KMacdonald@BHFS.com
Attention:	Kristin M. Macdonald

If to the Transfer Agent:

Computershare Trust Company, N.A.
P.O. Box 30170
College Station, TX 77842-3170
Telephone:	(800) 962 -4284
Facsimile: ___________
Attention: Agent

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

49

with a copy (for informational purposes only) to:

___
___
___
Telephone:	___
Facsimile:	___
Attention:	___
E-mail:	___

or to such other address, facsimile number and/or email-address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights

(h)   No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i)   Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)   Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)   Indemnification. (i) In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(h) or (iv) the status of such Buyer or holder of the Securities as an investor in the Company, pursuant to the transactions contemplated by the Transaction Documents; provided, however, that the Company shall not shall be liable in any such case solely to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Buyer specifically for use therein. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

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(ii)          Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority of the Registrable Securities. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii)          The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)          The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(v)          Notwithstanding the forgoing, under no circumstances shall the Company or its Subsidiaries, or their respective directors, officers, employees, consultants, agents or representatives, be responsible or liable for, and no Indemnitee shall be entitled to seek any consequential damages.

51

(l)     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)   Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)   Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)   Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)   Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges, and each Buyer confirms, that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

52

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

REAL GOODS SOLAR, INC.

By:
Name: Dennis Lacey
Title: Chief Executive Officer

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

By:

By:
Name:
Title:

[Signature Page to Securities

Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer	Address, E-mail, Facsimile Number and Telephone Number	Number of Common Shares	Number of Capacity Shares	Number of Warrant Shares	Purchase Price	Legal Representative's Address and Facsimile Number

[Lead Investor]		[ }	[ }	[ }	[ }	[ }

[Other Buyers]		[ }	[ }	[ }	[ }	[ }

EXHIBITS

Exhibit A	Form of Securities Escrow Agreement
Exhibit B	Form of Series H Warrant
Exhibit C	Form of Capacity Notice
Exhibit D	Form of Secretary's Certificate
Exhibit E	Form of Officers Certificate

SCHEDULES

Schedule I	List of General Use Free Writing Prospectus
Schedule 3(c)	Significant Subsidiaries
Schedule 3(f)	Equity Capitalization
Schedule 3(n)	Absence of Litigation
Schedule 3(p)	Taxes
Schedule 3(ff)	Transactions with Affiliates
Schedule 3(hh) Listing; 1934 Act Registration

EXHIBIT C

FORM OF CAPACITY NOTICE

TO BE EXECUTED BY THE HOLDER TO RECEIVE CAPACITY SHARES

REAL GOODS SOLAR, INC.

The undersigned holder hereby exercises the right to receive _________________ of the shares of Class A Common Stock, par value $0.0001 per share ("Capacity Shares"), of Real Goods Solar, Inc., a Colorado corporation (the "Company"), and hereby directs the Company to deliver to the undersigned such number of Capacity Shares, in each case, in accordance with the terms of that certain Securities Purchase Agreement dated as of ___, 2016, by and between the Company and the Buyers listed on the signature page attached thereto.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

DWAC Instructions:

__________________________________

__________________________________

__________________________________

__________________________________

A

ACKNOWLEDGMENT

The Company hereby acknowledges this Capacity Notice and hereby directs Computershare Trust Company, N.A. to issue, deliver and transfer the above indicated number of shares of Common Stock.

COMPUTERSHARE TRUST COMPANY, N.A.

By:

Name:
Title:

B

Annex B

real goods solar, INC.

FORM OF SERIES H Warrant To Purchase Common Stock

Warrant No.: H-___

Number of Shares of Common Stock: ___

Date of Issuance: ___, 2016 ("Issuance Date")

Real Goods Solar, Inc., a Colorado corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [PURCHASER], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof (the "Initial Exercisability Date"), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), up to such number of fully paid and nonassessable shares of Common Stock equal to ___1, subject to adjustment as provided herein (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this "Warrant"), shall have the meanings set forth in Section 17. This Warrant is one of the Series H Warrants to purchase Common Stock (the "SPA Warrants") issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of ___, 2016 (the "Subscription Date"), by and among the Company and the investors (the "Buyers") referred to therein (the "Securities Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Securities Purchase Agreement.

1 Insert __% of the sum of (i) the number of Common Shares (as defined in the Securities Purchase Agreement) issued to the Holder on the Closing Date and (ii) the number of Capacity Shares issuable to the Holder pursuant to the terms of the Securities Purchase Agreement (without regard to any limitations on exercise, including, without limitation, the Maximum Percentage), if any.

1.           EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash by wire transfer of immediately available funds or (B) if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice (the "Share Delivery Date") (provided that if the Aggregate Exercise Price has not been delivered by such date, the Share Delivery Date shall be one (1) Trading Day after the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes (other than the Holder's income taxes) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company's obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.

(b) Exercise Price. For purposes of this Warrant, "Exercise Price" means $___2, subject to adjustment as provided herein.

(c) Company's Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Share Delivery Date either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder's balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, (II) if the Registration Statement (as defined in Section 1(d)) covering the issuance of all of the Warrant Shares that are the subject of the Exercise Notice (the "Unavailable Warrant Shares") is not available for the issuance of such Unavailable Warrant Shares and the Company fails to promptly (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a "Notice Failure" and together with the event described in clause (I) above, an "Exercise Failure") or (III) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise hereunder or pursuant to the Company's obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock equal to or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder's balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this Section 3(c). Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

2 Insert one hundred fifteen percent (115%) of the lower of (i) the arithmetic average of the Weighted Average Price of the Common Stock during the five (5) consecutive Trading Days immediately preceding the execution of definitive documents and (ii) the Closing Sale Price of the Common Stock immediately preceding the execution of definitive documents.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if the Registration Statement on Form S-1 (File number 333-___) or other applicable registration statement under the 1933 Act (the "Registration Statement"), covering the issuance of the Unavailable Warrant Shares is not available for the issuance of such Unavailable Warrant Shares the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)

D

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D= the Closing Sale Price of the Common Stock on the date of the Exercise Notice.

If Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares shall take on the registered characteristics of the warrants being exercised, and the holding period of the warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d).

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Beneficial Ownership Limitation on Exercises. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the "SEC"), as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the "Reduction Shares") and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of SPA Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(g) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (the "Required Reserve Amount" and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an "Authorized Share Failure"), then the Company shall promptly take all action reasonably necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant and the other SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. The initial number of shares of Common Stock reserved for exercise of this Warrant and the other SPA Warrants and each increase in the number of shares so reserved shall be allocated pro rata among the Holder and the holders of the other SPA Warrants, based on the number of shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitations in exercise) issued to the Holder on the Issuance Date (the "Authorized Share Allocation"). In the event that the Holder shall sell or otherwise transfer this Warrant, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any SPA Warrants shall be allocated to the Holder and the remaining holders of SPA Warrants, pro rata based on the shares of Common Stock issuable upon exercise of the SPA Warrants then held by such holders (without regard to any limitations on the exercise of the SPA Warrants).

2.          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(b) Adjustment Upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) [Intentionally omitted.].

(d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company's Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.          RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4.           PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders, such approval not to be unreasonably withheld or delayed, prior to such Fundamental Transaction, including agreements, if so requested by the Holder, to deliver to each holder of the SPA Warrants in exchange for such SPA Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the occurrence or consummation of such Fundamental Transaction). Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term "Company" under this Warrant (so that from and after the date of such Fundamental Transaction, and the provisions of this Warrant referring to the "Company" shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Warrant, and, solely at the request of the Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Warrant) to the Holder in exchange for this Warrant a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Warrant and exercisable for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the "Successor Capital Stock") equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall be equal to the greater of (A) the quotient of (i) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash ("Non-Cash Consideration"), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 12 with the term "Non-Cash Consideration" being substituted for the term "Exercise Price") that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) (the "Aggregate Consideration") divided by (ii) the per share Closing Sale Price of such Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (B) the product of (i) the Aggregate Consideration and (ii) the highest exchange ratio pursuant to which any shareholder of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that the Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and such security shall be reasonably satisfactory to the Holder, and with an identical exercise price to the Exercise Price hereunder (such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Warrant that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 4(a), which shall continue to be receivable on the Common Stock or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events. Notwithstanding the foregoing, the Holder may elect, in its sole discretion, by delivery of written notice to the Company, to waive this Section 4(b) and allow the Company to enter into or be a party to a Fundamental Transaction without the assumption of this Warrant pursuant to the provisions of this Section 4(b), provided, however, that any such waiver shall only bind the Holder with respect to this Warrant and not the Holder with respect to any other Warrant or any holder of other SPA Warrants.

(c) Notwithstanding anything herein to the contrary, the Company shall be required to obtain the prior written consent of the Required Holders to enter into, allow and/or consummate a Fundamental Transaction other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity.

5.           NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the Required Reserve Amount to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6.           WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

7.           REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new warrant or warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no SPA Warrants for fractional Warrant Shares shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.           NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, with respect to a notice to the Company or to a Holder that is a party to the Securities Purchase Agreement, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement, and, with respect to a notice to a Holder that is not a party to the Securities Purchase Agreement, such notice shall be given in the manner set forth in and pursuant to the terms of Section 9(f) of the Securities Purchase Agreement to Holder’s address, facsimile number or e-mail address in the Company’s records. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9.           AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders.

10.          GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.          CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.          DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days after receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days after such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant, approved by the Holder, such approval not to be unreasonably withheld or delayed. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13.          REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14.          TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

15.          SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

16.         DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries (as defined in the Securities Purchase Agreement), the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

17.          CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) "1933 Act" means the Securities Act of 1933, as amended.

(b) "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(a) "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(b) "Bloomberg" means Bloomberg Financial Markets.

(c) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(e) "Common Stock" means (i) the Company's shares of Class A Common Stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(f) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(g) "Eligible Market" means the Principal Market, the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market, The New York Stock Exchange, Inc., the OTC Bulletin Board, the OTC QX or the OTC QB.

(h) "Expiration Date" means the date that is sixty (60) months after the Initial Exercisability Date, or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next day that is not a Holiday.

(i) "Fundamental Transaction" means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(j) "Group" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(k) "Lead Investor" means _____.

(l) "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(m) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(o) "Principal Market" means The NASDAQ Capital Market.

(p) "Required Holders" means the holders of the SPA Warrants representing at least fifty-five (55%) of the shares of Common Stock underlying the SPA Warrants then outstanding and shall include the Lead Investor so long as the Lead Investor and/or any of its Affiliates collectively hold at least five percent (5%) of the SPA Warrants.

(q) "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(r) "Successor Entity" means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(s) "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(t) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term "Weighted Average Price" being substituted for the term "Exercise Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

REAL GOODS SOLAR, INC.

By:
Name:	Dennis Lacey
Title:	Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

REAL GOODS SOLAR, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Class A Common Stock, par value $0.0001 per share (the "Warrant Shares") of Real Goods Solar, Inc., a Colorado corporation (the "Company"), evidenced by the attached Series H Warrant to purchase Common Stock No. H-____ (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.   Form of Exercise Price. The holder intends that payment of the Exercise Price shall be made as:

____________ a "Cash Exercise" with respect to _________________ Warrant Shares; or

____________ a "Cashless Exercise" with respect to _______________ Warrant Shares.

2.   Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.   Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Please issue the Warrant Shares in the following name and to the following account:

Issue to:

Facsimile Number and Electronic Mail:

Authorization:

By:

Title:

Dated:

Broker Name:

Broker DTC #:

Broker Telephone #:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

TRANSFER AGENT INSTRUCTIONS

REAL GOODS SOLAR, INC.

____________ __, 20__

Computershare Trust Company, N.A.

8742 Lucent Blvd. Suite 225

Highlands Ranch CO 80129

Telephone: (303) 262-0684

Facsimile: (303) 226-0609

Attention: Brenda Baril

Re:	Order to Issue Common Stock of Real Goods Solar, Inc.

Ladies and Gentlemen:

Reference is made to (A) that certain Securities Purchase Agreement, dated as of ___, 2016, by and among Real Goods Solar, Inc., a Colorado corporation (the "Company"), and the investors named on the Schedule of Buyers attached thereto (collectively, the "Buyers") and the Company's Registration Statement on Form S-1 (File No. 333-___) and the Company's prospectus filed on ___, 2016 pursuant to Rule 424 promulgated pursuant to the Securities Act of 1933, as amended (the "1933 Act") pursuant to which the Company is issuing to the Buyers and certain other investors (collectively "Holders") (i) shares of Class A common stock of the Company, par value $0.0001 per share (the "Common Stock") and (ii) Series H Warrants (the "Warrants"), each of which is exercisable to purchase shares of Common Stock; (B) the related Transfer Agent Instructions, dated June ___, 2016 (the "___ 2016 Instruction"); (C) the exercise notice attached hereto (the "Exercise Notice"); and (D) the attached copy of a written instruction from the General Counsel of the Company (or its outside legal counsel) that a registration statement covering the issuance of the shares of Common Stock subject to this letter has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Counsel Instruction").

This instruction letter shall serve as our authorization and direction to you to issue:

•	to the recipient identified under "Issue to" in the Exercise Notice,
•	in book entry form,
•	such number of shares of Common Stock as set forth under "Delivery of Warrant Shares," respectively, in the Exercise Notice,
•	out of the Transfer Agent Reserve (as defined in the ___ 2016 Instruction),
•	by crediting the designated recipient's balance account with the Depository Trust Company, identified in the Exercise Notice under "Broker Name," "Broker DTC#," "Account Number," and "Transaction Code Number" through its Deposit Withdrawal at Custodian system

The issuance of these shares of Common Stock have been registered pursuant to an registration statement as indicated in the attached Counsel Instruction.

[Signature Page Follows]

Should you have any questions concerning this matter, please contact me at 303-222-8344.

Very truly yours,

REAL GOODS SOLAR, INC.

By:
Name:
Title:

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following expenses incurred in connection with the sale of the securities being registered will be borne by the registrant. Other than the SEC registration fee, the amounts stated are estimates.

SEC Registration Fee	$1,007

FINRA Filing Fee	$8,000

Legal Fees and Expenses	$50,000

Accounting Fees and Expenses	$10,000

Miscellaneous	$25,000

Total	$94,007

Item 14. Indemnification of Directors and Officers

The Colorado Business Corporation Act (the “CBCA”) generally provides that a corporation may indemnify a person made party to a proceeding because the person is or was a director against liability incurred in the proceeding if: the person’s conduct was in good faith; the person reasonably believed, in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests, and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests; and, in the case of any criminal proceeding, the person had no reasonable cause to believe that the person’s conduct was unlawful. The CBCA prohibits such indemnification in a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or in connection with any other proceeding in which the person was adjudged liable for having derived an improper personal benefit. The CBCA further provides that, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director or officer of the corporation, against reasonable expenses incurred by the person in connection with the proceeding. In addition, a director or officer, who is or was a party to a proceeding, may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The CBCA allows a corporation to indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

As permitted by the CBCA, the Company’s articles of incorporation and bylaws generally provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the CBCA. In addition, the Company may also indemnify and advance expenses to an officer who is not a director to a greater extent, not inconsistent with public policy, and if provided for by its bylaws, general or specific action of the Company’s board of director or shareholders.

i

The Company has entered into substantively identical Indemnification Agreements with certain current and former directors and officers (the “Indemnitees”), which generally provide that, to the fullest extent permitted by Colorado law, the Company shall indemnify such Indemnitee if the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee is or was or has agreed to serve at the Company’s request as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity or by reason of the imposition upon such officer or director of any federal and/or state income tax obligation (inclusive of any interest and penalties, if applicable), that is imposed on such officer or director with respect to income, “phantom income,” rescinded or unconsummated transactions, or any other allegedly taxable event for which no benefit was received by such officer or director. The indemnification obligation includes, without limitation, claims for monetary damages against an Indemnitee in respect of an alleged breach of fiduciary duties and generally covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an Indemnitee or on an Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the Indemnitee acted in good faith; and, in the case of conduct in an official capacity with the corporation, if such conduct was in the Company’s best interests, and, in all other cases, if such conduct was at least not opposed to the Company’s best interests; and, with respect to any criminal action, suit or proceeding, if the Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Section 7-108-402(1) of the CBCA permits a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director (except for breach of a director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions, or any transaction from which the director derived improper personal benefit). Further, Section 7-108-402(2) of the CBCA provides that no director or officer shall be personal liable for any injury to persons or property arising from a tort committed by an employee, unless the director or officer was either personally involved in the situation giving rise to the litigation or committed a criminal offense in connection with such situation.

As permitted by the CBCA, the Company’s articles of incorporation provide that the personal liability of the Company’s directors to the Company or its shareholders is limited to the fullest extent permitted by the CBCA. The Indemnification Agreements described above also provide that the Company’s indemnification obligation includes, without limitation, claims for monetary damages against the Indemnitee in respect of an alleged breach of fiduciary duties to the fullest extent permitted by the CBCA.

Section 7-109-108 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another entity or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have power to indemnify the person against the same liability under the CBCA.

As permitted by the CBCA, the Company’s bylaws authorize the Company to purchase and maintain such insurance. The Company currently maintains a directors and officers insurance policy insuring its past, present and future directors and officers, within the limits and subject to the limitations of the policy, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings.

Item 15. Recent Sales of Unregistered Securities

All share amounts and the per share consideration received in the following description of recent sales of unregistered securities have been restated to give effect to the reverse stock split affected by the Company on June 2, 2016 as reported on the Company’s Current Report on Form 8-K filed on June 2, 2016.

1.   Syndicated Acquisition

On May 12, 2014, the Company issued 812 shares of its Common Stock, with an estimated fair value of $0.7 million based on the closing market price of $916.00 per share for the Company’s Common Stock on August 9, 2013, to the sellers, who represented that they were accredited investors, of certain assets under an amendment to the net asset purchase agreement dated August 9, 2013 with Syndicated Solar, Inc. and certain of its affiliates. There were no placement agents or underwriters involved in this transaction.

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2.    Elemental Energy LLC Acquisition

On May 14, 2014, the Company issued 8,563 shares of its Common Stock with an estimated fair value of $9.4 million based on the closing market price of $1,100.00 per share for the Company’s Common Stock on May 13, 2014 as partial provisional purchase consideration transferred to sellers, who represented that they were accredited investors, in exchange for the issued and outstanding equity securities of Sunetric Management, LLC. As additional provisional purchase consideration transferred, the Company reserved another 1,512 shares of its Common Stock with an estimated fair value of $1.7 million based on the closing market price of $1,100.00 for the Company’s Common Stock on May 13, 2014 to fund potential indemnification claims and closing working capital true-up adjustments. There were no placement agents or underwriters involved in this transaction.

3.   Sixth Loan Modification

On June 6, 2014, the Company and certain of its subsidiaries entered into a Joinder and Sixth Loan Modification Agreement with Silicon Valley Bank, N.A. (“SVB”). The Sixth Loan Modification Agreement extended the maturity date of the Company’s revolving loan agreement with SVB (the “SVB Loan”) to January 31, 2015, added the Company’s new subsidiaries as borrowers to the SVB Loan, and reset certain financial covenants. In connection therewith, the Company paid SVB modification and extension fees of $80,000 plus expenses, and issued to SVB a warrant to purchase 207 shares of the Company’s Common Stock at an exercise price of $944.00 per share, subject to adjustment, with an expiration date of June 5, 2021. There were no placement agents or underwriters involved in this transaction.

4.   July 2014 Private Placement

On July 9, 2014, the Company issued 72,509 shares of its Common Stock to investors, who represented that they were accredited investors, and received proceeds of $7.0 million in a private placement. As part of the offering, the Company issued warrants to purchase 132,503 shares of its Common Stock, at $1,276.00 per share, which expire July 9, 2020. Roth Capital Partners, LLC served as placement agent in this transaction.

5.   Seventh Loan Modification

On November 19, 2014, the Company and certain of its subsidiaries entered into a Joinder and Seventh Loan Modification Agreement with SVB. In connection therewith, the Company paid SVB a waiver fee of $10,000 and issued to SVB a warrant to purchase 510 shares of the Company’s Common Stock at an exercise price of $324.00 per share, subject to adjustment, with an expiration date of November 19, 2021. There were no placement agents or underwriters involved in this transaction.

6.   February 2015 Placement Agent Warrants

On February 26 and February 27, 2015, the Company closed a public offering of units consisting of Common Stock and warrants (the “February 2015 Offering”). At the closing of the offering described above, the Company sold to the placement agent in the offering and certain of its affiliates, for an aggregate purchase price of $100, warrants to purchase [560,000] shares of the Company’s Common Stock pursuant to the terms of the Placement Agency Agreement, dated February 23, 2015, between the Company and the placement agent, WestPark Capital, Inc.

7.   Series A and Series C Warrant Exchange for Common Stock

On June 25, 2015, the Company entered into separate Exchange Agreements (each, an “Exchange Agreement”) with two holders of the Company’s Series A Warrants and Series C Warrants (together, the “Warrants”) originally issued in the Company’s February 2015 Offering (each, a “Holder”), pursuant to which the Company agreed to exchange all the Warrants for shares of the Company’s Common Stock. Under terms of the Exchange Agreement, at closing, the Company and Holders agreed to exchange all Warrants held by the Holders for shares of Common Stock equal to 115% of the shares of Common Stock issuable upon exercise of the Warrants (the “Exchange”). The Exchange Agreements prohibited the Company from delivering any shares to a Holder if after such delivery the Holder together with other “attribution parties” collectively would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exchange. The Company was contractually obligated to issue the shares of Common Stock issuable in the exchange post-closing at such time and in such amount as requested by each Holder in accordance with the terms of the Exchange Agreement.

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On June 30, 2015, the Company closed the transaction contemplated by the Exchange Agreements. On June 30, 2015 one Holder exchanged 3,669 Warrant shares for 4,220 shares of Common Stock. Between July 1, 2015 and July 7, 2015, the other Holder exchanged 54,020 Warrant shares for 62,181 shares of Common Stock.

8.   June 2015 Placement Agent Warrants

On June 30, 2015, the Company closed a public offering of units consisting of Common Stock and warrants (the “June 2015 Offering”). At the closing of the June 2015 Offering, the Company issued to the placement agent in the offering and certain of its affiliates warrants to purchase an aggregate of 1,419 shares of the Company’s Common Stock pursuant to the terms of the Placement Agency Agreement, dated June 25, 2015, between the Company and the placement agent, WestPark Capital, Inc.

9.   Riverside Conversion

On June 24, 2015, the Company entered into a Conversion Agreement with an affiliated party, Riverside Fund III, L.P. (the “Riverside Lender”), to effect the conversion of indebtedness (principal and accrued interest) owed by the Company to the Riverside Lender as of June 23, 2015. The Company issued to Riverside Lender, in full satisfaction of the outstanding principal and accrued interest under promissory notes, in the aggregate original principal amount of $3.15 million plus accrued interest of $1.1 million, 64,408 shares of the Company’s Common Stock using a conversion ratio equal to $65.80 per share, the closing price on the Common Stock on June 23, 2015. There were no placement agents or underwriters involved in this transaction.

10.    Series A and C Warrant Exchange for Common Stock

From February 5, 2016 to March 7, 2016, the Company entered into seven separate Exchange Agreements, substantially identical to the Exchange Agreements entered into on June 25, 2015 (described above), with certain holders of the Company’s Series A Warrants and Series C Warrants originally issued in the Company’s February 2015 Offering, pursuant to which the Company agreed to exchange such Series A Warrants and Series C Warrants for shares of the Company’s Common Stock equal to 115% of the shares of Common Stock issuable upon exercise of the Warrants, for an aggregate of 10,934 shares. There were no placement agents or underwriters involved in these transactions.

11.   April 2016 Private Placement of Senior Secured Convertible Notes

On April 1, 2016, the Company entered into a securities purchase agreement with one investor, who represented that it was an accredited investor, for a private placement of $10.0 million of units consisting of $1 Senior Secured Convertible Notes due on April 1, 2019 (the "Notes") and one Series G warrant to purchase a fraction of one share of Common Stock (the "2016 Offering"). On the same day the Company closed the transaction and issued Notes in an aggregate principal amount of $10,000,000 and Series G Warrants exercisable into an aggregate of 248,973 shares of Common Stock. The Company has reserved up to 3,075,000 shares of Common Stock to issue upon conversion of the Notes. Roth Capital Partners, LLC served as placement agent in this transaction.

On April 1, 2016 in connection with the 2016, offering, the Company sold to the placement agent for an aggregate purchase price of $100, warrants to purchase 42,325 shares of our Common Stock pursuant to the terms of the engagement letter between the Company and the placement agent, Roth Capital Partners, LLC.

12.   Modification Agreement

On May 25, 2016 the Company and its wholly-owned subsidiaries RGS Financing, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. – Mercury Solar, Elemental Energy, LLC, and Sunetric Management LLC (collectively with the Company, the “Borrower Parties”) entered into a First Loan Modification Agreement effective as of May 19, 2016 (the “Modification Agreement”), with Solar Solutions and Distribution, LLC, a Colorado-based renewable energy solutions company (“Solar Solutions”). The Modification Agreement modified the Amended and Restated Loan Agreement dated March 30, 2016 between the Borrower Parties and Solar Solutions (the “Loan Agreement”) to: (i) reschedule the payment of $167,513.41 from May 15, 2016 to a date on or before June 3, 2016; and (ii) require the Company to issue to Solar Solutions 581,644 shares of its Common Stock at a price of $0.288 per share as a payment on the revolving line of credit under the Loan Agreement.

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Exemptions from Registration

Offerings numbered above as 1, 2, 3, 4, & 11: Each of these offerings was conducted as a private placement exempt from registration under Section 4(a)(2) and Rule 506(b) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The investors were sophisticated and represented in writing that they were accredited investors and acquired the securities for their own accounts for investment purposes. A legend was placed on the securities and will be placed on any stock certificates issued upon the exchange or conversion of securities convertible or exchangeable for the Company’s Common Stock, subject to the terms of the applicable transaction documents, stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

Offerings numbered above as 5, 6, 8, 9 & 12: Each of these offerings was conducted as a private placement exempt from registration under Section 4(a)(2) of the Securities Act because the Company consummated the transactions with parties with which the Company had a pre-existing, long-standing and substantive relationship, who were sophisticated and accredited investor. A legend was placed on the securities and will be placed on any stock certificates issued upon the exchange or conversion of securities convertible or exchangeable for the Company’s Common Stock, subject to the terms of the applicable transaction documents, stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

Offering numbered above as 7, 9 &10: Each of the offerings was made pursuant to Section 3(a)(9) of the Securities Act because the Company consummated the transaction with one or more existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 16. Exhibits and Financial Statements

The exhibits to the registration statement of which this prospectus is a part are listed in the exhibit index attached immediately following the signature pages to such registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on June 8, 2016.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey

Dennis Lacey

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Lacey and Michael J. McCloskey, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) and exhibits to this Registration Statement on Form S-1, and to any registration statement relating to the same offering of securities that are filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or theirs or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Belluck*	David Belluck, Chairman of the Company’s Board of Directors	June 8, 2016

/s/ Dennis Lacey	Dennis Lacey, Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2016

/s/ Alan Fine	Alan Fine, Principal Financial Officer and General Manager, Operations	June 8, 2016

/s/ Thomas Mannik	Thomas Mannik, Controller (Principal Accounting Officer)	June 8, 2016

/s/ Pavel Bouska*	Pavel Bouska, Director	June 8, 2016

/s/ Ian Bowles*	Ian Bowles, Director	June 8, 2016

/s/ John Schaeffer*	John Schaeffer, Director	June 8, 2016

/s/ Robert L. Scott*	Robert L. Scott, Director	June 8, 2016

*By: /s/ Dennis Lacey

Dennis Lacey, Attorney-In-Fact

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EXHIBITS INDEX

Exhibit No.	Description

1.1††	Placement Agency Agreement, dated __, 2016, between Real Goods Solar, Inc. and Roth Capital Partners, LLC.

2.1+	Agreement and Plan of Merger, dated August 8, 2013, among Real Goods Solar, Inc., Real Goods Mercury, Inc. and Mercury Energy, Inc. (Incorporated by reference to Exhibit 2.1 to Real Goods Solar’s Current Report on Form 8-K filed August 9, 2013 (Commission File No. 001-34044)).

2.2+	Asset Purchase Agreement, dated August 9, 2013, among Real Goods Solar, Inc., Real Goods Syndicated, Inc. and Syndicated Solar, Inc. (Incorporated by reference to Exhibit 2.1 to Real Goods Solar’s Current Report on Form 8-K filed August 12, 2013 (Commission File No. 001-34044)).

2.3+	Membership Interest Purchase Agreement, dated March 26, 2014, among Real Goods Solar, Inc., Elemental Energy LLC, Sean Mullen, Beth-Ann Mullen, and Alexander Tiller (Incorporated by reference to Exhibit 2.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 15, 2014 (Commission File No. 001-34044)).

2.4+	First Amendment to Membership Purchase Agreement, dated May 14, 2014, by and among Real Goods Solar, Inc., Elemental Energy LLC, Sean Mullen, Beth-Ann Mullen, and Alexander Tiller (Incorporated by reference to Exhibit 2.2 to Real Goods Solar’s Current Report on Form 8-K filed May 16, 2014 (Commission File No. 001-34044)).

2.5+	Purchase and Sale Agreement, dated December 3, 2014, among Real Goods Solar, Inc., Real Goods Energy Tech, Inc., Real Goods Trading Corporation, John Schaeffer and Nancy Hensley, as Trustees of the John Schaeffer and Nancy Hensley Living Trust and RGTC, Inc. (Incorporated by reference to Exhibit 2.5 to Real Goods Solar’s Annual Report on Form 10-K filed March 31, 2015 (Commission File No. 001-34044)).

3.1	Articles of Incorporation of Real Goods Solar, Inc. (Incorporated by reference to Exhibit 3.1 to Real Goods Solar’s Amendment No. 1 to Registration Statement on Form S-1 filed March 28, 2008 (Commission File No. 333-149092)).

3.2	Bylaws of Real Goods Solar, Inc. (Incorporated by reference to Exhibit 3.2 to Real Goods Solar’s Amendment No. 1 to Registration Statement on Form S-1 filed March 28, 2008 (Commission File No. 333-149092)).

4.1	Form of Real Goods Solar Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Amendment No. 5 to Registration Statement on Form S-1 filed May 2, 2008 (Commission File No. 333-149092)).

4.2	Warrant issued to Silicon Valley Bank on March 26, 2013 pursuant to the Second Loan Modification Agreement (Incorporated by reference to Exhibit 10.21 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).

4.3	Warrant issued to Silicon Valley Bank on March 27, 2013 pursuant to the Third Loan Modification Agreement (Incorporated by reference to Exhibit 10.22 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).

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Exhibit No.	Description

4.4	Form of Warrant, dated June 3, 2013, issued to the investors under the Securities Purchase Agreement, dated May 24, 2013, among Real Goods Solar, Inc. and the investors identified therein (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed June 3, 2013 (Commission File No. 001-34044)).

4.5	Form of Warrant, dated November 20, 2013 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed November 21, 2013 (Commission File No. 001-34044)).

4.6	Warrant issued to Silicon Valley Bank on June 6, 2014 pursuant to the Joinder and Sixth Loan Modification Agreement (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 19, 2014 (Commission File No. 001-34044)).

4.7	Form of Warrant, dated July 2, 2014, issued to the investors under the Securities Purchase Agreement, dated July 2, 2014, among Real Goods Solar, Inc. and the investors identified therein (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed July 3, 2014 (Commission File No. 001-34044)).

4.8	Warrant issued to Silicon Valley Bank on November 19, 2014 pursuant to the Seventh Loan Modification and Waiver Agreement (Incorporated by reference to Exhibit 4.8 to Real Goods Solar’s Annual Report on Form 10-K filed March 31, 2015 (Commission File No. 001-34044)).

4.9	Combined Form of Warrant issued to investors on February 26 and 27, 2015 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed February 24, 2015 (Commission File No. 001-34044))

4.10	Form of Warrant to Purchase Common Stock issued to a placement agent on February 27, 2015 (Incorporated by reference to Exhibit 4.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 11, 2015 (Commission File No. 001-34044)).

4.11	Waiver and Amendment Agreement, dated March 31, 2015, among Real Goods Solar, Inc. and the investor party thereto (Incorporated by reference to Exhibit 4.3 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 11, 2015 (Commission File No. 001-34044)).

4.12	Form of Series F Warrant issued to investors on June 30 and July 1, 2015 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed June 26, 2015 (Commission File No. 001-34044)).

4.13	Form of Warrant to Purchase Common Stock issued to a placement agent on June 30, 2015 (Incorporated by reference to Exhibit 4.3 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 10, 2015 (Commission File No. 001-34044)).

4.14	Form of Senior Secured Convertible Note issued to the investors under the Securities Purchase Agreement, dated April 1, 2016 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).

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Exhibit No.	Description

4.15	Form of Series G Warrants issued to the investors under the Securities Purchase Agreement, dated April 1, 2016 (Incorporated by reference to Exhibit 4.2 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).

4.16	Form of Termination and Amendment Agreement, dated May 12, 2016, between the Company and each of Alto Opportunity Master Fund, SPC, Empery Asset Master, Ltd., Empery Tax Efficient, LP and Empery Tax Efficient II, LP and Hudson Bay Master Fund, Ltd. (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 12, 2016 (Commission File No. 001-34044)).

4.17	Form of Series H Warrant to be issued in this offering (included as Annex B to the prospectus which is a part of this registration statement)

4.18††	Form of Placement Agent Warrant to be issued to the placement agent for this offering

5.1††	Opinion of Brownstein Hyatt Farber Schreck LLP

10.1*	Form of Real Goods Solar, Inc. Employee Stock Option Agreement (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Amendment No. 1 to Registration Statement on Form S-1 filed March 28, 2008 (Commission File No. 333-149092)).

10.2*	Amended and Restated Real Goods Solar, Inc. 2008 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed November 18, 2015 (Commission File No. 001-34044)).

10.3	Tax Sharing and Indemnification Agreement between Real Goods Solar, Inc. and Gaiam, Inc. (Incorporated by reference to Exhibit 10.7 to Real Goods Solar’s Amendment No. 3 to Registration Statement on Form S-1 filed April 17, 2008 (Commission File No. 333-149092)).

10.4	Loan and Security Agreement, dated as of December 19, 2011, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Earth Friendly Energy Group Holdings, LLC, Alteris Renewables, Inc., Earth Friendly Energy Group, LLC, Solar Works, LLC, Alteris RPS, LLC, Alteris ISI, LLC, and Silicon Valley Bank (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed December 21, 2011 (Commission File No. 001-34044)).

10.5	Amended and Restated Registration Rights Agreement, dated as of December 19, 2011, between Real Goods Solar, Inc. and Riverside Renewable Energy Investments, LLC (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Current Report on Form 8-K filed December 21, 2011 (Commission File No. 001-34044)).

10.6	Shareholders Agreement, dated as of December 19, 2011, between Real Goods Solar, Inc. and Riverside Renewable Energy Investments, LLC (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Current Report on Form 8-K filed December 21, 2011 (Commission File No. 001-34044)).

10.7	Security Agreement, dated as of December 19, 2011, between Real Goods Solar, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed December 21, 2011 (Commission File No. 001-34044)).

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Exhibit No.	Description

10.8	First Amendment to Tax Sharing Agreement, dated as of December 19, 2011, between Real Goods Solar, Inc. and Gaiam, Inc. (Incorporated by reference to Exhibit 10.17 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).

10.9	Form of Promissory Note issued to Gaiam, Inc. on December 30, 2011 and to Riverside Renewable Energy Investments, LLC on May 4, 2012 and June 20, 2012 (Incorporated by reference to the fourth attachment to the Shareholders Agreement filed as Exhibit 10.6 to this Form 10-K).

10.10*	Confidential Separation Agreement and Release of Claims, dated as of March 31, 2012, by and between Real Goods Solar, Inc. and Erik Zech (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 14, 2012 (Commission File No. 001-34044)).

10.11*	Consulting Agreement, dated as of March 31, 2012, by and between Real Goods Solar, Inc. and Erik Zech (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 14, 2012 (Commission File No. 001-34044)).

10.12	First Loan Modification Agreement, dated as of August 28, 2012, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Earth Friendly Energy Group Holdings, LLC, Alteris Renewables, Inc., Earth Friendly Energy Group, LLC, Solar Works, LLC, Alteris RPS, LLC, Alteris ISI, LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed August 29, 2012 (Commission File No. 001-34044)).

10.13	Loan Commitment, dated as of November 13, 2012, among Real Goods Solar, Inc., Riverside Renewable Energy Investments, LLC and Gaiam, Inc. (Incorporated by reference to Exhibit 10.13 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).

10.14	Second Loan Modification and Reinstatement Agreement, dated as of November 13, 2012, among Silicon Valley Bank, Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Earth Friendly Energy Group Holdings, LLC, Alteris Renewables, Inc., Earth Friendly Energy Group, LLC, Solar Works, LLC, Alteris RPS, LLC, and Alteris ISI, LLC (Incorporated by reference to Exhibit 10.14 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).

10.15	Form of Promissory Note issued to Gaiam, Inc. on December 11, 2012 and to Riverside Renewable Energy Investment LLC on December 13, 2013 pursuant to the Loan Commitment, dated as of November 13, 2012 (Incorporated by reference to Exhibit 10.15 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).

10.16*	Restated Employment Letter, dated as of December 21, 2012, between Kamyar Mofid and Real Goods Solar, Inc. (Incorporated by reference to Exhibit 10.16 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).

10.17	Form of Amended and Restated Promissory Note in the principal amount of $1.7 million issued to Gaiam, Inc. on March 27, 2013 (Incorporated by reference to Exhibit 10.18 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).

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Exhibit No.	Description

10.18	Form of Amended and Restated Promissory Note issued to Riverside Fund III L.P. on March 27, 2013 in the principal amounts of $3 million and $150 thousand, respectively (Incorporated by reference to Exhibit 10.19 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).

10.19	Third Loan Modification Agreement, dated as of March 27, 2013, among Silicon Valley Bank, Real Goods Energy Tech, Inc., Real Goods Trading Corporation, and Alteris Renewables, Inc. (Incorporated by reference to Exhibit 10.20 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).

10.20	Form of Amended and Restated Promissory Note issued to Gaiam, Inc. and Riverside Renewable Energy Investment LLC on March 27, 2013 pursuant to the Loan Commitment, dated as of November 13, 2012 (Incorporated by reference to Exhibit 10.23 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).

10.21*	Employment Letter, dated as of January 30, 2013, between Anthony DiPaolo and Real Goods Solar, Inc. (Incorporated by reference to Exhibit 10.7 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 15, 2013 (Commission File No. 001-34044)).

10.22*	Employment Letter, dated May 10, 2013, between John Schaeffer and Real Goods Solar, Inc. (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 13, 2013 (Commission File No. 001-34044)).

10.23	Form of Second Amended and Restated Promissory Note issued to Riverside Fund III, L.P. on May 21, 2013 in the principal amounts of $3.0 million and $150,000, respectively (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Current Report on Form 8-K filed May 24, 2013 (Commission File No. 001-34044)).

10.24	Securities Purchase Agreement, dated May 24, 2013, among Real Goods Solar, Inc. and the investors thereunder (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed May 24, 2013 (Commission File No. 001-34044)).

10.25	Registration Rights Agreement, dated June 3, 2013, among Real Goods Solar, Inc. and the investors under the Securities Purchase Agreement, dated May 24, 2013, among Real Goods Solar, Inc. and such investors (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed June 3, 2013 (Commission File No. 001-34044)).

10.26	Pre-Voting Agreement, dated August 8, 2013, among Mercury Energy, Inc., Real Goods Solar, Inc., Timothy Greener, Peter Kaufmann and Richard D. White (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed August 9, 2013 (Commission File No. 001-34044)).

10.27	Joinder and Fourth Loan Modification Agreement, dated September 26, 2013, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed September 27, 2013 (Commission File No. 001-34044)).

xii

Exhibit No.	Description

10.28	Intellectual Property Security Agreement, dated September 26, 2013, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Real Goods Solar, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed September 27, 2013 (Commission File No. 001-34044)).

10.29	Fifth Loan Modification Agreement, dated as of November 5, 2013, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., and Silicon Valley Bank (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed November 5, 2013 (Commission File No. 001-34044)).

10.30	Agreement, dated November 5, 2013, among Gaiam, Inc., Riverside Renewable Energy Investments, LLC and Real Goods Solar, Inc. (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed November 5, 2013 (Commission File No. 001-34044)).

10.31	Waiver Agreement, dated March 25, 2014, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 15, 2014 (Commission File No. 001-34044)).

10.32	Securities Purchase Agreement, dated July 2, 2014, among Real Goods Solar, Inc. and the investors thereunder (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed July 3, 2014 (Commission File No. 001-34044)).

10.33	Form of Registration Rights Agreement, dated July 9, 2014, among Real Goods Solar, Inc. and the investors under the Securities Purchase Agreement, dated July 2, 2014, among Real Goods Solar, Inc. and such investors (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed July 3, 2014 (Commission File No. 001-34044)).

10.34	Settlement and Release Agreement, dated May 12, 2014, by and among Real Goods Solar, Inc., Real Goods Syndicated, Inc., Syndicated Solar, Inc. (Delaware), Syndicated Solar, In. (California) and Justin Pentelute (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 19, 2014 (Commission File No. 001-34044)).

10.35	Joinder and Sixth Loan Modification Agreement, dated June 6, 2014, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. - Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 19, 2014 (Commission File No. 001-34044)).

10.36	Intellectual Property Security Agreement, dated June 6, 2014, among Mercury Energy, Inc., Real Goods Solar, Inc. - Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 19, 2014 (Commission File No. 001-34044)).

10.37	Second Amended and Restated Unconditional Guaranty, dated June 6, 2014, between Real Goods Solar, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 19, 2014 (Commission File No. 001-34044)).

xiii

Exhibit No.	Description

10.38	Second Amended and Restated Security Agreement, dated June 6, 2014, between Real Goods Solar, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.5 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 19, 2014 (Commission File No. 001-34044)).

10.39*	Confidential Separation Agreement and Release, dated August 18, 2014, between Real Goods Solar, Inc. and Kamyar Mofid (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Quarterly Report on Form 10-Q filed November 19, 2014 (Commission File No. 001-34044)).

10.40	Form of Third Amended and Restated Promissory Note issued to Riverside Fund III, L.P. on August 18, 2014 in the principal amounts of $3.0 million and $150,000, respectively (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Quarterly Report on Form 10-Q filed November 19, 2014 (Commission File No. 001-34044)).

10.41	Waiver Agreement, dated August 19, 2014, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. – Mercury Solar, Elemental Energy, LLC, Sunetric Management, LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.5 to Real Goods Solar’s Quarterly Report on Form 10-Q filed November 19, 2014 (Commission File No. 001-34044)).

10.42	Seventh Loan Modification Agreement, dated November 19, 2014, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. - Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.42 to Real Goods Solar’s Annual Report on Form 10-K filed March 31, 2015 (Commission File No. 001-34044)).

10.43	Eighth Loan Modification Agreement, dated January 30, 2015, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 11, 2015 (Commission File No. 001-34044)).

10.44	Form of Securities Purchase Agreement, dated February 23, 2015, among Real Goods Solar, Inc. and the investors thereunder (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed February 24, 2015 (Commission File No. 001-34044)).

10.45	Form of Lock-Up Agreement, dated February 23, 2015, entered into among Real Goods Solar, Inc. and the investors under the Securities Purchase Agreement, dated February 23, 2015, among Real Goods Solar, Inc. and such investors (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed February 24, 2015 (Commission File No. 001-34044)).

10.46	Form of Voting Agreement, dated February 23, 2015, entered into among Real Goods Solar, Inc. and the investors under the Securities Purchase Agreement, dated February 23, 2015, among Real Goods Solar, Inc. and such investors (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Current Report on Form 8-K filed February 24, 2015 (Commission File No. 001-34044)).

xiv

Exhibit No.	Description

10.47	Ninth Loan Modification Agreement, dated March 16, 2015, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC and Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed March 18, 2015 (Commission File No. 001-34044)).

10.48	Fourth Amended and Restated Promissory Note for $3,000,000, dated March 16, 2015, between Real Goods Solar, Inc. and Riverside Fund III, L.P. Bank (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed March 18, 2015 (Commission File No. 001-34044)).

10.49	Fourth Amended and Restated Promissory Note for $150,000, dated March 16, 2015, between Real Goods Solar, Inc. and Riverside Fund III, L.P. (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Current Report on Form 8-K filed March 18, 2015 (Commission File No. 001-34044)).

10.50	Security Agreement, dated March 16, 2015, among Real Goods Solar, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Riverside Fund III, L.P. (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Current Report on Form 8-K filed March 18, 2015 (Commission File No. 001-34044)).

10.51*	Employment Agreement, dated June 1, 2015, between Real Goods Solar, Inc. and Dennis Lacey (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed June 3, 2015 (Commission File No. 001-34044)).

10.52*	Form of Employee Stock Option Agreement (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed June 3, 2015 (Commission File No. 001-34044)).

10.53	Form of Conversion Agreement, dated June 24, 2015, between Real Goods Solar, Inc. and Riverside Fund III, L.P. (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 10, 2015 (Commission File No. 001-34044)).

10.54	Form of Exchange Agreement, dated June 25, 2015, between Real Goods Solar, Inc. and certain holders of Series A Warrants and Series C Warrants (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 10, 2015 (Commission File No. 001-34044)).

10.55	Form of Securities Purchase Agreement, dated June 26, 2015, among Real Goods Solar, Inc. and the investors party thereto (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed June 26, 2015 (Commission File No. 001-34044)).

10.56	Tenth Loan Modification Agreement, dated November 6, 2015, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC and Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.56 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2016 (Commission File No. 001-34044)).

10.57	Letter of Intent, dated December 17, 2015, between Real Goods Solar, Inc. and Solar Solutions and Distribution, LLC (Incorporated by reference to Exhibit 10.57 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2016 (Commission File No. 001-34044)).

xv

Exhibit No.	Description

10.58	Waiver and Consent Agreement, dated January 19, 2016, among Real Goods Solar, Inc., Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 12, 2016 (Commission File No. 001-34044)).

10.59	Loan Modification and Waiver Agreement, dated January 19, 2016, among Real Goods Solar, Inc., Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Solar Solutions and Distribution, LLC (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 12, 2016 (Commission File No. 001-34044)).

10.60	Loan Modification and Waiver Agreement, dated February 4, 2016, among Real Goods Solar, Inc., RGS Financing, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. – Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Solar Solutions and Distribution, LLC (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 12, 2016 (Commission File No. 001-34044)).

10.61	Amended and Restated Loan Agreement, dated March 30, 2016, among Real Goods Solar, Inc., RGS Financing, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. – Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Solar Solutions and Distribution, LLC (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 12, 2016 (Commission File No. 001-34044)).

10.62	Securities Purchase Agreement, dated April 1, 2016, among Real Goods Solar, Inc. and the investor parties thereto (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).

10.63	Registration Rights Agreement, dated April 1, 2016, among Real Goods Solar, Inc. and the investor parties thereto (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).

10.64	Form of Deposit Account Control Agreement, dated April 1, 2016, among Real Goods Solar, Inc., Bank of Hawaii and the investor parties thereto (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).

10.65	Voting Agreement, dated April 1, 2016, between Real Goods Solar, Inc. and Riverside Renewable Energy Investments, LLC (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).

10.66	First Loan Modification Agreement, dated May 25, 2016 and effective May 19, 2016, among Real Goods Solar, Inc., RGS Financing, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. – Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Solar Solutions and Distribution, LLC (Incorporated by reference to Exhibit 99.1 to Real Goods Solar’s Current Report on Form 8-K filed May 27, 2016 (Commission File No. 001-34044)).

xvi

Exhibit No.	Description

10.67	Form of Securities Purchase Agreement to be entered into with certain purchasers in this offering (included as Annex A to the prospectus which is a part of this registration statement)

16.1	Letter of EKS&H LLLP dated April 15, 2015 (Incorporated by reference to Exhibit 16.1 to Real Goods Solar’s Current Report on Form 8-K filed April 15, 2015 (Commission File No. 001-34044)).

21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2016 (Commission File No. 001-34044)).

23.1†	Consent of Hein & Associates LLP

23.2†	Consent of EKS&H

23.3††	Consent of Brownstein Hyatt Farber Schreck

24.1	The following is an excerpt from resolutions unanimously adopted by all members of the board of directors of Real Goods Solar, Inc. on June 8, 2016:

RESOLVED, that Dennis Lacey and Michael J. McCloskey be, and each of them hereby is, authorized to act as attorney-in-fact for the officers and other Board members of the Company in connection with the execution, filing, and any other necessary actions with respect to the Registration Statement on form S-1.

/s/ David Belluck, Director

/s/ Dennis Lace, Director

/s/ Pavel Bouska, Director

/s/ Ian Bowles, Director

/s/ John Schaeffer, Director

/s/ Robert L. Scott, Director

*   Indicates management contract or compensatory plan or arrangement.

+   This exhibit excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission.

†   Filed herewith

†† To be filed by amendment

xvii